UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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W.W. Grainger, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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W.W. GRAINGER, INC.
100 Grainger Parkway, Lake Forest, Illinois 60045-5201
(847) 535-1000

        March 13, 2009

Dear Grainger Shareholder:

       The W.W. Grainger, Inc. 2009 annual meeting of shareholders will be held at our headquarters located at 100 Grainger Parkway, Lake Forest, Illinois (see map overleaf), on Wednesday, April 29, 2009, at 10 A.M. (CDT).

       We will report at the meeting on our operations and other matters of current interest. The Board of Directors and management cordially invite you to attend.

       The formal notice of the annual meeting and the proxy statement follow. Whether or not you plan to attend the meeting, please ensure that your shares are represented by giving us your proxy. You can do so by telephone, by Internet, or by signing and dating the enclosed proxy form and returning it promptly in the envelope provided.

                      Sincerely,

                      /s/ R. L. KEYSER
                      Richard L. Keyser
                      Chairman of the Board

YOUR VOTE IS IMPORTANT

Peterson Rd.
137
Buckley Rd.
Milwaukee, Wis.
176
Fairfield Rd.
60/83
Town Line Rd.
21
St. Mary's Rd.
Bradley Rd.
60
Riverwoods Rd.
I-94
GRAINGER
Gilmer Rd.
45
Everett Rd.
43
Skokie Hwy.
Old McHenry Rd.
22
83
Half Day Rd.
Marriott Courtyard
Marriott Lincolnshire
Hawthorne Suite
12
Deerfield Rd.
Sanders Rd.
Lake Cook Rd.
41
Elmhurst Rd.
Milwaukee Ave.
Rand Rd.
Palatine Rd.
Palwaukee Airport
Palatine/Willow Rd.
53
I-294
Waukegan Rd.
Northwest Tollway
River/Mannheim Rd.
90
Chicago-O'Hare Int'l. Airport
12/45
I-190
72
14
100 Grainger Parkway
94
Lake Forest
Vernon Hills
Milwaukee Ave.
N

W.W. GRAINGER, INC.
2009 Annual Meeting of Shareholders
Wednesday, April 29, 2009 - 10 A.M. (CDT)

The Grainger Lake Forest Headquarters is located on the South side of Rt. 60 (Town Line Road) 1/4 mile West of Bradley/Riverwoods Road or 1/2 mile East of St. Mary's Road.

W.W. GRAINGER, INC.
100 Grainger Parkway, Lake Forest, Illinois 60045-5201
(847) 535-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 29, 2009

       The annual meeting of shareholders of W.W. Grainger, Inc., will be held at its headquarters at 100 Grainger Parkway, Lake Forest, Illinois (see map on previous page), on April 29, 2009, at 10 A.M. (CDT) for the following purposes:

  1.
  To elect thirteen directors for the ensuing year;

  2.
  To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditor for the year ending December 31, 2009; and

  3.
  To transact such other business as may properly come before the meeting and any adjournment thereof.

       The Board has fixed the close of business on March 2, 2009, as the record date for the meeting. Shareholders may vote either in person or by proxy.

       By order of the Board of Directors.

                      C. L. Kogl
                      Corporate Secretary

Lake Forest, Illinois
March 13, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
APRIL 29, 2009

Grainger's Proxy Statement and Annual Report on Form 10-K are available in the 2009 Annual Shareholder Meeting/Proxy Information section of Grainger's web site at http://www.grainger.com/investor and also may be obtained free of charge on written request to the Corporate Secretary at Grainger's headquarters, 100 Grainger Parkway, Lake Forest, Illinois 60045.

W.W. GRAINGER, INC.
100 Grainger Parkway
Lake Forest, Illinois 60045-5201
(847) 535-1000

PROXY STATEMENT

INTRODUCTION

What is the purpose of this proxy statement?

        This proxy statement relates to Grainger's 2009 annual meeting of shareholders to be held on April 29, 2009, and any adjournment of that meeting. It contains information intended to help you make your voting decisions. We are sending the proxy statement to you because Grainger's Board of Directors is soliciting your proxy to vote your shares at the meeting. The mailing of the proxy statement and other proxy-soliciting materials to you and other shareholders began on or about March 13, 2009.

What matters are scheduled to be presented?

  •
  The election of thirteen directors.

  •
  A proposal to ratify the appointment of Ernst & Young LLP as Grainger's independent auditor for the year ending December 31, 2009.

Who is entitled to vote?

        Holders of shares of common stock outstanding on Grainger's books at the close of business on March 2, 2009, the record date for the meeting, may vote. There were 74,479,996 shares of common stock outstanding at that time.

How many votes do I have?

        You have the right to cumulative voting in the election of directors. This means that you have a number of votes in the election equal to the number of shares you own multiplied by the number of directors being elected. You can cast those votes for the nominees as you choose. For example, you may cast all your votes for one nominee or you may apportion your votes among two or more nominees.

        In any matter other than the election of directors, each of your shares is entitled to one vote.

Does Grainger have majority voting for election of directors?

        Yes. Directors are elected by the votes of a majority of the shares represented in person or by proxy at the meeting and entitled to vote.

What if I don't indicate my voting choices?

        If Grainger receives your proxy in time to permit its use at the meeting, your shares will be voted in accordance with the instructions you indicate. If we have received your proxy and you have not indicated otherwise, your shares will be voted as recommended by Grainger's Board. Specifically, your shares will be voted, either individually or cumulatively, FOR the election of the director nominees and FOR the proposal to ratify the appointment of the independent auditor.

How does discretionary voting apply?

        Grainger is not aware of any matter not described in this proxy statement that will be presented for consideration at the meeting. If another matter is properly presented, your shares will be voted on the matter in accordance with the judgment of the person or persons voting the proxy unless your proxy withholds discretionary authority.

May I revoke my proxy?

        Yes. You may revoke your proxy at any time before the voting at the meeting. You can do so in one of the following ways:

  1.
  Deliver to Grainger's Corporate Secretary timely written notice that you are revoking your proxy; or

  2.
  Give another proxy with a later date (which can be done by telephone, by Internet, or by signing, dating, and returning a proxy form); or

  3.
  Vote in person at the meeting.

What does it mean if I receive more than one set of proxy materials?

        Receiving multiple sets of proxy-soliciting materials generally means that your Grainger shares are held in different names or in different accounts. You must vote all of the proxy requests to ensure that all your shares are voted.

What constitutes a quorum at the meeting?

        A majority of the outstanding shares entitled to vote on a matter, whether present in person or by proxy, constitutes a quorum for consideration of that matter at the meeting. A quorum is necessary for valid action to be taken on the matter. Your shares will be present by proxy and count toward the quorum if you give us your proxy by telephone, by Internet, or by signing, dating, and returning a proxy form.

Who pays the costs of soliciting proxies?

        Grainger will pay all the costs of soliciting management proxies. Brokerage firms, custodians, nominees, fiduciaries, and other intermediaries are being asked to forward the proxy-soliciting materials to beneficial owners of Grainger common stock and to obtain their authority to give proxies. Grainger will reimburse these intermediaries for their reasonable expenses.

        In addition to mailing proxy-soliciting materials, Grainger's directors, officers, and regular employees may solicit proxies personally, by telephone, or by other means. They will not receive additional compensation for these services, other than normal overtime pay, if applicable. Representatives of Grainger's transfer agent may also solicit proxies. Grainger additionally has employed D.F. King & Co., Inc. to help solicit proxies and will pay that firm approximately $6,500 for its services, plus reasonable costs and expenses.

How do I submit a shareholder proposal or directly nominate a director at the 2009 annual meeting?

        If you wish to have a shareholder proposal included in Grainger's proxy-soliciting materials for the 2010 annual meeting of shareholders, please send a notice of intent to submit your proposal at that meeting to the Corporate Secretary at Grainger's headquarters. The notice, including the text of the proposal, must be in writing, signed, and in compliance with the timing and other requirements of the proxy rules of the Securities and Exchange Commission. For a shareholder proposal relating to the 2010 annual meeting to be timely, Grainger must receive the notice no later than November 13, 2009.

        Grainger's by-laws require written notice concerning a shareholder submission of a proposal or a shareholder nomination of a person for election as a director at a meeting of shareholders. For a shareholder proposal, certain information about the shareholder and the proposal is required. For the submission of a proposal, the notice must be furnished generally not less than 90 days and not more than 120 days before the anniversary date of the prior year's annual meeting. Likewise, for a shareholder nomination, certain information about the shareholder and the nominee is required. For a nomination to be considered at Grainger's 2010 annual meeting, the notice must be furnished no later than November 13, 2009.

        A copy of the by-laws are available in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor or may be obtained free of charge on written request to the Corporate Secretary at Grainger's headquarters, 100 Grainger Parkway, Lake Forest, Illinois 60045.

 ELECTION OF DIRECTORS

        Grainger's directors are elected each year at the annual meeting. As set forth in the Operating Principles for the Board of Directors, Grainger expects all directors and nominees to attend annual meetings. At the 2008 annual meeting, 12 of the 13 directors were in attendance.

        Thirteen directors are nominated for election at this year's annual meeting. All directors are elected for a one-year term. The directors will therefore serve until the 2010 annual meeting of shareholders or until their successors have been qualified and elected.

        Majority (rather than plurality) voting applies to Grainger's director elections. Accordingly, directors are elected by the votes of a majority of the shares of Grainger common stock represented in person or by proxy at the meeting and entitled to vote. A shareholder directing to withhold authority for re-election of directors will have the same effect as votes against the election of directors. Broker non-votes will not affect the outcome of the vote.

        If any of the nominees for director mentioned below should be unavailable for election, a circumstance that is not expected, the person or persons voting your proxy may exercise discretion to vote for a substitute nominee selected by the Board.

        The Board has adopted "categorical standards" to assist it in evaluating the independence of nominees. The categorical standards are intended to help the Board in determining whether certain relationships between nominees and Grainger are "material relationships" for purposes of the New York Stock Exchange (NYSE) independence standards. The categorical standards adopted by the Board are consistent with, and in some respects more strict in their requirements than, the NYSE's "bright line" independence criteria. The categorical standards adopted by the Board are set forth in Appendix A to this proxy statement and are also available in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor.

        In the ordinary course of its operations during 2008, Grainger engaged in various types of transactions with organizations with which Grainger directors are associated in their principal business occupations or otherwise. Specifically, in the ordinary course of its business during 2008, Grainger bought products and/or services from, or sold products and/or services to, companies with which Messrs. Hall, Levenick, McCarter, and Smith are associated as executive officers or otherwise. In no instance did the total amount of the purchases from or sales to such a company during 2008 represent more than 0.18% of the projected consolidated gross revenues of that company for the year or 0.542% of the consolidated gross revenues of Grainger for the year. In addition, as part of its overall 2008 charitable contributions program, Grainger made donations to tax-exempt organizations with which Messrs. Anderson, Gantz, McCarter, Novich, and Smith serve as officers, directors or trustees. In no instance did the total amount of the contributions to such an organization during 2008 represent more than 0.078% of that organization's projected total contributions for the year. The Board considered these transactions and donations in assessing the independence of the directors involved against the NYSE's independence standards and Grainger's categorical standards, and determined that none of the directors had any direct or material indirect interest in the transactions and donations. Similar transactions and donations are likely to occur in the future, and are not expected to impair the independence of the directors involved.

        The Board has determined that each of Messrs. Anderson, Gantz, Hall, Levenick, McCarter, Novich, Roberts, Rogers, Slavik, and Smith and Ms. Hailey has no material relationship with Grainger within the meaning of the NYSE independence standards and Grainger's categorical standards. The other nominees, Messrs. Keyser and Ryan, are Grainger employees and, accordingly, are not considered "independent." All of the nominees were previously elected by the shareholders.

        The nominees have provided the following information about themselves, including their ages in March 2009. Unless otherwise indicated, each has served for at least the past five years in the principal business position currently or most recently held.

Brian P. Anderson, age 58, is the former Executive Vice President of Finance and Chief Financial Officer of OfficeMax Incorporated, a distributor of business-to-business and retail office products. Prior to assuming this position in 2004, Mr. Anderson was Senior Vice President and Chief Financial Officer of Baxter International Inc., a position he assumed in 1998. He is also a director of A. M. Castle & Co., James Hardie Industries NV, and Pulte Homes, Inc., and serves on the audit committees of each of those companies. Mr. Anderson, an independent director, was first elected a director of Grainger in 1999 and is Chairman of the Audit Committee, an "audit committee financial expert," and a member of the Board Affairs and Nominating Committee. The Board has determined that Mr. Anderson's simultaneous service on the audit committees of more than three public companies will not impair his ability to serve effectively on Grainger's Audit Committee.

Wilbur H. Gantz, age 71, is Executive Chairman of Ovation Pharmaceuticals, Inc., a privately owned specialty pharmaceutical company that focuses on under-promoted and late-stage development products. He assumed this position in 2002. Mr. Gantz previously served as Chairman and Chief Executive Officer of PathoGenesis Corporation and as President of Baxter International Inc. He is also Chairman of the Board of Harris Financial Corp. Mr. Gantz, an independent director, was first elected a director of Grainger in 1985 and is Chairman of the Board Affairs and Nominating Committee and a member of the Audit Committee.

V. Ann Hailey, age 58, is the Chief Financial Officer of Gilt Groupe, an Internet retailer of discount luxury goods. Previously she was with Limited Brands, Inc., where she served as Executive Vice President and Chief Financial Officer from 1997 to 2006 and as Executive Vice President, Corporate Development from 2006 to 2007. Prior to joining Limited Brands in 1997, Ms. Hailey was Senior Vice President and Chief Financial Officer of the Pillsbury Company. She is also a director of Avon Products, Inc. and Realogy Corporation, and serves on the audit committees of each of those companies. Ms. Hailey, an independent director, was first elected a director of Grainger in 2006 and is a member of the Audit Committee, an "audit committee financial expert," and a member of the Board Affairs and Nominating Committee.

William K. Hall, age 65, is a private investor and Chairman of Procyon Technologies, Inc., a privately owned, Chicago-based holding company. Prior to assuming that position in 2000, Mr. Hall was Chairman and Chief Executive Officer of Falcon Building Products, Inc., a manufacturer and distributor of products for residential and commercial construction and home improvement markets. He currently serves on the boards of Actuant Corporation, Great Plains Energy Incorporated, A. M. Castle & Co., and Stericycle, Inc. Mr. Hall, an independent director, was first elected a director of Grainger in 2005 and is a member of the Audit Committee and the Board Affairs and Nominating Committee.

Richard L. Keyser, age 66, is Grainger's Chairman of the Board, a position assumed in 1997. Previously he served as Grainger's Chief Executive Officer, a position assumed in 1995 and prior to that he served as President and Chief Operating Officer. Mr. Keyser is also a director of Principal Financial Group, Inc., Rohm and Haas Company, and Zebra Technologies Corporation. He joined Grainger in 1986 and became a director in 1992.

Stuart L. Levenick, age 56, is Group President of Caterpillar Inc., a manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. Prior to assuming that position in 2004, Mr. Levenick served as Vice President, Caterpillar Inc. and Chairman of Shin Caterpillar Mitsubishi Ltd. from 2000 to 2004 and as Vice President, Asia Pacific Division from 2001 to 2004. He is also a director of Entergy Corporation, New Orleans, LA, and the US-Chamber of Commerce. Mr. Levenick, an independent director, was first appointed a director of Grainger in 2005 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

John W. McCarter, Jr., age 71, is President and Chief Executive Officer of The Field Museum of Natural History, a position assumed in 1996. Mr. McCarter served as Senior Vice President of Booz, Allen & Hamilton Inc., a management consulting firm, until 1997. He is also a director of Divergence, Inc. and Janus Funds. Mr. McCarter, an independent director, was first elected a director of Grainger in 1990 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

Neil S. Novich, age 54, is the former Chairman, President, and Chief Executive Officer of Ryerson Inc., a major metal distributor and processor. He became Ryerson's President and Chief Executive Officer in 1996 and its Chairman in 1999. Mr. Novich is also a director of Analog Devices, Inc. Mr. Novich, an independent director, was first elected a director of Grainger in 1999 and is Chairman of the Compensation Committee and a member of the Board Affairs and Nominating Committee.

Michael J. Roberts, age 58, is Chief Executive Officer and the Founder of Westside Holdings, LLC, a marketing and brand development company. He is the former President and Chief Operating Officer of McDonald's Corporation, and before assuming this position in November 2004, his previous positions at McDonald's Corporation included Chief Executive Officer—McDonald's USA during 2004; President—McDonald's USA from 2001 to 2004; and President, West Division—McDonald's USA from 1997 to 2001. He is the Vice Chair of the 2016 Chicago Olympic Bid Committee and serves on the Board of Directors of the Chicago Council on Global Affairs. Mr. Roberts, an independent director, was first appointed a director of Grainger in 2006 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

Gary L. Rogers, age 64, was Vice Chairman of General Electric Company from 2001 until his retirement in December 2003. Previously, Mr. Rogers was Senior Vice President of General Electric Company and President and Chief Executive Officer of GE Plastics from 1992 to 2001. He is also a director of Rohm and Haas Company and Wyeth. Mr. Rogers, an independent director, was first appointed a director of Grainger in 2004 and is a member of the Audit Committee and the Board Affairs and Nominating Committee.

James T. Ryan, age 50, is Grainger's President and Chief Executive Officer of Grainger, a position assumed in 2008, and was appointed to Grainger's Board of Directors in 2007. Previously he had been Grainger's President and Chief Operating Officer. Before assuming that position in 2007, Mr. Ryan served as President, a position assumed in 2006, and served as Group President since 2004. He has served Grainger in increasingly responsible roles since 1980, including Executive Vice President, Marketing, Sales and Service; Vice President, Information Services; President, grainger.com; and President, Grainger Parts. Mr. Ryan is a Trustee of the Museum of Science and Industry and DePaul University, and a member of the Civic Committee of the Commercial Club of Chicago and the Economic Club of Chicago.

James D. Slavik, age 56, is Chairman and a director of Mark IV Capital, Inc., an investment company dealing in real estate development and corporate investments. Mr. Slavik, an independent director, was first elected a director of Grainger in 1987 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

Harold B. Smith, age 75, is Chairman of the Executive Committee and a director of Illinois Tool Works Inc., a worldwide manufacturer and marketer of engineered components and industrial systems and consumables. He is also a director of Northern Trust Corporation. Mr. Smith, an independent director, was first elected a director of Grainger in 1981 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee. Mr. Smith has reached the age at which, under Grainger's Criteria for Membership on the Board of Directors, an outside director would generally not be nominated. However, the Board has determined that in the case of Mr. Smith, an exception to this general principle is appropriate.

BOARD OF DIRECTORS AND BOARD COMMITTEES

        Five meetings of the Board were held in 2008. Each Board meeting included at least one executive session, during which only independent directors were present. In addition, the directors acted five times by unanimous consent during the year.

        The Board has three standing committees: Audit, Board Affairs and Nominating, and Compensation. All members of these committees are required to be "independent" directors. All non-employee directors have been determined to be independent. Committee memberships are shown in the following table:

Independent Directors' Committee Assignments

Board Affairs and Nominating
Name	Audit		Compensation

Brian P. Anderson	Chair	Member

Wilbur H. Gantz	Member	Chair

V. Ann Hailey	Member	Member

William K. Hall	Member	Member

Stuart L. Levenick		Member	Member

John W. McCarter, Jr.		Member	Member

Neil S. Novich		Member	Chair

Michael J. Roberts		Member	Member

Gary L. Rogers	Member	Member

James D. Slavik		Member	Member

Harold B. Smith		Member	Member

Audit Committee

        The Audit Committee met four times in 2008. The Board has determined that each of the members of the Audit Committee is "independent," as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the Securities and Exchange Commission (SEC) and standards of the New York Stock Exchange (NYSE). The Board has also determined that each of Mr. Brian P. Anderson, Chairman of the Audit Committee, and Ms. V. Ann Hailey, a member of the Audit Committee, is an "audit committee financial expert," as that term is defined in the applicable rules of the SEC.

        The Audit Committee assists the Board in its oversight responsibility with respect to Grainger's financial reporting process, Grainger's systems of internal accounting and financial controls, the integrity of Grainger's financial statements, Grainger's compliance with legal and regulatory requirements, the qualifications and independence of Grainger's independent auditors, and the performance of Grainger's internal audit function and independent auditors. It also has oversight responsibilities for various aspects of certain employee benefit plans. Additionally included among the responsibilities of the Audit Committee are the appointment, compensation, retention, and oversight of the independent auditors; the establishment of procedures for the treatment of complaints regarding accounting, internal accounting controls, and auditing matters; and the pre-approval of audit and non-audit services to be provided by the independent auditors. The Audit Committee has the further responsibility of overseeing compliance with Grainger's Business Conduct Guidelines.

Board Affairs and Nominating Committee

        The Board Affairs and Nominating Committee met three times in 2008. The Board has determined that each of the members of the Board Affairs and Nominating Committee is "independent," as that term is defined in the independence requirements for members of nominating committees contained in the applicable standards of the NYSE. The Chairman of the Board Affairs and Nominating Committee (currently, Wilbur H. Gantz) reviews in advance of meetings all agendas of Board meetings and acts as Chairman and presides at regular executive sessions of the Board without management participation.

        The Board Affairs and Nominating Committee makes recommendations to the Board regarding the makeup of the Board and its committees, establishes specific criteria by which potential directors shall be qualified, identifies potential nominees, makes recommendations concerning director and nominee independence, reviews transactions between Grainger and related persons (as further discussed below) as well as evaluates the overall performance of the Board. It also has primary oversight responsibility for corporate governance, including the responsibility to recommend corporate governance principles, recommend Board committee responsibilities and members, evaluate the Board in the area of corporate governance, including the adequacy of the information supplied to the Board and the Board's performance of its oversight responsibilities relative to the management of Grainger, and to recommend retirement, compensation, and other policies applicable to directors; and oversight responsibility of corporate citizenship activities to advance the interest of shareholders including involvement in the communities Grainger serves and promotion of a sustainable environment. Additional responsibilities are to review senior management organization and succession and to make initial assessments regarding major issues or proposals.

Compensation Committee

        The Compensation Committee oversees Grainger's activities in the area of compensation and benefits (generally with regard to all employees and specifically with regard to officers) and reviews and makes recommendations concerning compensation-related matters to be submitted to the Board and/or shareholders for approval. The general responsibilities of the Committee are to ensure:

  •
  That a market competitive compensation structure is in place that will attract, motivate, and retain key talent necessary to help deliver performance that will increase shareholder value;

  •
  That compensation and benefit policies and practices reflect the highest level of integrity;

  •
  That compensation, especially senior management compensation, is linked to performance, both personal and Company; and

  •
  The appropriate administration of various stock and incentive plans.

        In 2008, the Compensation Committee met five times. Each meeting included an executive session without management present. The Board has determined that each of the members of the Compensation Committee is "independent," as that term is defined in the independence requirements for members of compensation committees contained in the applicable standards of the NYSE.

        The Compensation Committee annually reviews and approves corporate goals and objectives, including financial performance measures relevant to chief executive officer compensation, evaluates the chief executive officer's performance in light of those goals and objectives, and, either as a committee or together with the other independent directors as directed by the Board, determines and approves the chief executive officer's compensation level based on this evaluation.

        In establishing Grainger's compensation systems, the Compensation Committee develops programs based on its own deliberations, as well as considers alternatives and recommendations from its own independent consultant, a variety of other compensation and benefits consultants, and management. Since 2004, the Committee has retained Deloitte Consulting LLP (Deloitte) as its independent compensation consultant. The independent compensation consultant is solely hired by and reports directly to the Committee, and it is the Committee's practice to routinely meet privately with the independent consultant in executive session. The Committee has sole authority to retain and terminate the independent consultant, including sole authority to approve the consultant's fees. The independent compensation consultant:

  •
  attends Committee meetings;

  •
  assists the Committee in evaluating compensation proposals;

  •
  helps analyze recommendations proposed by management;

  •
  responds to specific compensation-related inquiries; and

  •
  undertakes special projects as instructed by the Committee.

        The Committee seeks advice from the independent consultant on compensation trends and best practices, as well as in reviewing Grainger's plans to ensure they are designed and operate to achieve their purposes and goals. During 2008, the independent consultant performed a number of specific projects including recommendations on companies to include in the compensation comparator group, compensation guidance on the planned transition of the Chief Executive Officer and Chief Financial Officer positions, as well as provided advice on executive compensation disclosure requirements and trends. In 2008, the independent consultant attended Compensation Committee meetings as well as the executive sessions without management present.

        Deloitte provides other services to Grainger that are unrelated to executive compensation matters. The Committee believes that the scope and nature of these services do not impair the independence of its advisor.

        Members of management (including certain of its "Named Executive Officers," or NEOs, as that term is further described below) assist the Compensation Committee in performing its responsibilities by providing recommendations for the Committee's consideration concerning the design of Grainger's compensation program for its NEOs, other officers, and other employees. Management also recommends award levels, except those related to Messrs. Keyser and Ryan, which are reviewed by the Compensation Committee and then determined by the independent members of the Board in executive session without members of management present.

        The Compensation Committee grants equity awards (stock options, restricted stock units (RSUs), and performance shares) to elected officers and other employees under the 2005 Incentive Plan. The Committee delegates to management a limited authority to grant stock options and RSUs to employees. Awards under this authority are granted using features and agreements that have been approved by the Committee. The pool of shares available to management is refreshed annually to 50,000 options and 25,000 RSUs. The maximum amount that management can award to any employee is 5,000 stock options and 2,500 RSUs. The awards are effective the first business day of the month following the month in which the grant was approved by management. Information concerning the grants is shared with the Committee at its next meeting following the grant. The delegation of authority may be terminated by the Committee at its discretion.

Available Information

        Grainger has adopted Business Conduct Guidelines for directors, officers, and employees, incorporating the Code of Ethics required by rules of the SEC to be applicable to a company's chief executive officer, chief financial officer, and chief accounting officer or controller, and intends to satisfy any disclosure requirements with respect to the Business Conduct Guidelines by posting the information on its Web site. Grainger also has adopted Operating Principles for the Board of Directors, which represent its corporate governance guidelines.

        Grainger's Business Conduct Guidelines and Operating Principles for the Board of Directors are available in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor.

        Also available in the Corporate Governance section of that Web site are the charters, adopted by the Board, of the Board's Audit Committee, Board Affairs and Nominating Committee, and Compensation Committee.

        All of these documents are also available to shareholders in print, free of charge, upon request to the Corporate Secretary at Grainger's headquarters, 100 Grainger Parkway, Lake Forest, Illinois 60045-5201.

Recommending Candidates for Board Membership

        The Board Affairs and Nominating Committee recommends candidates for Board membership based on a number of criteria, including ethical standards, judgment, independence and objectivity, strategic perspective, record of accomplishments, and business knowledge and experience applicable to Grainger's goals. Suggestions as to candidates are received from members of the Board Affairs and Nominating Committee, other directors, employees, and others, including shareholders.

        Any shareholder who would like the Board Affairs and Nominating Committee to consider a candidate for Board membership should send a letter of recommendation containing the names and addresses of the proposing shareholder and the proposed candidate and setting forth the business, professional, and educational background of the proposed candidate, as well as a description of any agreement or relationship between the proposing shareholder and proposed candidate. A written consent of the proposed candidate to being identified as a nominee and to serve as a director if elected should also be provided. The communication should be sent by mail or other delivery service to the attention of the Corporate Secretary at Grainger's headquarters.

Other Communications With Directors

        Grainger has established a process by which shareholders and other interested parties may communicate with the Board, Board committees, and/or individual directors on matters of interest. Such communications should be sent in writing to:

[Name(s) of director(s)]
or
[Non-management directors]
or
[Board of Directors]
W.W. Grainger, Inc.
P.O. Box 856
Skokie, Illinois 60076-0856

        If the matter is confidential in nature, please mark the correspondence accordingly. Additional information concerning this process is available in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor.

 DIRECTOR COMPENSATION

        The Company's 11 independent directors receive an annual cash retainer of $70,000 and an annual deferred stock grant of $100,000. Directors serving as Committee Chairs receive an additional annual retainer.

        The Company's 11 independent directors are compensated at a level that approximates median market practice. Grainger pays these directors an annual cash retainer of $70,000 for the year beginning with the annual meeting of shareholders, which is intended to cover all regularly scheduled meetings of the Board and its committees. If additional meetings are held, a per-meeting fee of $1,500 is paid to each attending director. The Chairmen of Board committees receive additional annual retainers. For the Chairman of the Audit Committee, the annual retainer is $10,000; for the Chairman of the Board Affairs and Nominating Committee and for the Chairman of the Compensation Committee, the retainer is $5,000.

        In addition, all independent directors receive an annual deferred stock unit grant. The number of shares covered by each grant is equal to $100,000 divided by the fair market value of a share of Grainger common stock at the time of grant, rounded up to the next ten-share increment. For the 2009 grant, which will be awarded immediately after the April 29, 2009 annual meeting of shareholders, the number of shares covered by each grant is equal to $100,000 divided by either 1) the fair market value of a share of Grainger common stock at the time of grant or 2) $80.00, whichever price results in the lower number of shares, rounded up to the next ten-share increment. The deferred stock units are settled on termination of service as a director. Directors may also elect to defer, in a deferred stock unit account, annual retainers, committee chair retainers, and meeting fees.

        In benchmarking director pay, the Company uses the same compensation comparator group that is used to benchmark compensation for the Company's executives as described in the Compensation Discussion and Analysis. The Compensation Committee's independent compensation consultant regularly reviews the comparative information and advises on director compensation.

        Stock ownership guidelines applicable to non-employee directors were established in 1998. These guidelines provide that within five years after election, a director must own Grainger common stock and common stock equivalents having a value of at least five times the annual cash retainer fee for serving on the Board. All directors subject to the guidelines are currently in compliance.

        Grainger provides travel and reimburses travel expenses relating to service as a director and reimburses directors for attending continuing education programs. In addition, Grainger matches directors' charitable contributions on a three to one basis up to a maximum Company contribution of $7,500 annually and provides discounts on product purchases, both on the same basis as Grainger employees.

        A director who is an employee of Grainger or any Grainger subsidiary does not receive any compensation for serving as a director.

2008 Director Compensation

Name	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation (4)	Total

Brian P. Anderson	$80,000	$100,409	$0	$0	$0	$7,500	$187,909
Wilbur H. Gantz	75,000	100,409	0	0	0	7,500	182,909
V. Ann Hailey	70,000	100,409	0	0	0	0	170,409
William K. Hall	70,000	100,409	0	0	0	0	170,409
Richard L. Keyser (1)	0	0	0	0	0	0	0
Stuart L. Levenick	70,000	100,409	0	0	0	0	170,409
John W. McCarter, Jr.	70,000	100,409	0	0	0	7,500	177,909
Neil S. Novich	75,000	100,409	0	0	0	0	175,409
Michael J. Roberts	70,000	100,409	0	0	0	0	170,409
Gary L. Rogers	70,000	100,409	0	0	0	0	170,409
James T. Ryan (1)	0	0	0	0	0	0	0
James D. Slavik	70,000	100,409	0	0	0	7,500	177,909
Harold B. Smith	70,000	100,409	0	0	0	7,500	177,909

(1)
Messrs. Keyser and Ryan do not receive any compensation for Board service.

(2)
Represents cash fees received in 2008.

(3)
Represents the FAS 123R value of an award of 1,170 deferred stock units made on April 30, 2008, with immediate vesting that will be paid upon termination from service.

(4)
Represents amounts paid by the Company to charitable organizations as part of a matching gift program. The Company matches charitable contributions for directors on the same basis as Grainger employees at a rate of three to one up to a maximum of $7,500 annually.

OWNERSHIP OF GRAINGER STOCK

        The table below shows how many shares of Grainger common stock the directors, the nominees, certain executive officers, and all directors and executive officers as a group beneficially owned as of March 2, 2009.

        Beneficial ownership is a term broadly defined by the SEC. In general, a person beneficially owns securities if the person, alone or with another, has voting power or investment power (the power to sell) over the securities. Being able to acquire either voting or investment power within 60 days, such as by exercising stock options, also results in beneficial ownership of securities. Unless otherwise indicated in the footnotes following the table, each of the named persons had beneficial ownership of the indicated number of Grainger shares by sole voting and investment power.

Beneficial Owner	Shares	Option Shares Exercisable Within 60 Days (1)	Stock Units (2)	Total	Percentage of Common Stock (3)
James D. Slavik (4) (5) (6) (7) 100 Bayview Circle Suite 4500 Newport Beach, CA 92660	4,171,697	7,700	10,480	4,189,877	5.6%
Brian P. Anderson	4,340	9,770	7,705	21,815	*
Y. C. Chen	5,978	64,200	38,550	108,728	*
Wilbur H. Gantz	12,800	9,770	18,868	41,438	*
V. Ann Hailey	0	0	2,785	2,785	*
William K. Hall	3,000	0	8,013	11,013	*
John L. Howard	5,456	81,440	37,350	124,246	*
Ronald L. Jadin (8)	7,410	3,500	16,850	27,760	*
Richard L. Keyser (9)	126,989	600,000	103,595	830,584	1.0%
Stuart L. Levenick	0	0	6,613	6,613	*
Larry J. Loizzo	3,558	98,480	34,500	136,538	*
P. Ogden Loux (10)	14,511	54,000	31,750	100,261	*
John W. McCarter, Jr. (11)	13,704	11,630	8,541	33,875	*
Neil S. Novich	5,340	7,700	10,334	23,374	*
Michael J. Roberts	0	0	5,858	5,858	*
Gary L. Rogers	310	0	4,113	4,423	*
James T. Ryan (12)	18,350	72,000	117,000	207,350	*
Harold B. Smith (13)	65,842	9,770	10,480	86,092	*
Directors and Executive Officers as a group (14) (15) (16)	4,478,583	1,087,830	557,085	6,123,498	7.4%

(1)
In computing the percentage of shares owned by each person and by the group, these shares were added to the total number of outstanding shares for the separate calculations.

(2)
Represents the number of stock units credited to the accounts of non-employee directors under the Director Stock Plan and the 2005 Incentive Plan, and the number of restricted stock units credited to the accounts of executive officers under the 1990 Long Term Stock Incentive Plan and the 2005 Incentive Plan. Each stock unit is intended to be the economic equivalent of a share of Grainger common stock. These units are excluded from the computations of percentages of shares owned.

(3)
An asterisk (*) indicates less than 1%.

(4)
Mr. Slavik is known to be the beneficial owner of more than 5% of Grainger's common stock.

(5)
Includes 2,514,738 shares as to which Mr. Slavik has shared voting and/or investment power.

(6)
Excludes 705,046 shares held by certain of Mr. Slavik's family members, as to which shares Mr. Slavik disclaims voting or investment power.

(7)
Includes 252,804 shares that are pledged as collateral.

(8)
Excludes 36,980 option shares exercisable within 60 days held by Mr. Jadin's wife, as to which option shares Mr. Jadin disclaims voting or investment power.

(9)
Includes 60,262 shares as to which Mr. Keyser has shared voting and investment power.

(10)
Excludes 400 shares held by Mr. Loux's wife, as to which shares Mr. Loux disclaims voting or investment power.

(11)
Includes 13,704 shares as to which Mr. McCarter has shared voting and investment power with his wife.

(12)
Includes 1,446 shares as to which Mr. Ryan has shared voting and investment power with his wife.

(13)
Includes 44,000 shares as to which Mr. Smith has shared voting and investment power.

(14)
Includes 10,000 shares of restricted stock owned by certain executive officers other than those named above. These shares are not transferable and are subject to forfeiture during the restricted period.

(15)
Includes 2,634,150 shares as to which members of the group have shared voting and/or investment power.

(16)
Excludes 705,446 shares and 36,980 option shares exercisable within 60 days held by certain family members, as to which shares members of the group disclaim voting or investment power.

        The table below sets forth information concerning all other persons known to Grainger to beneficially own more than 5% of Grainger's common stock.

Beneficial Owner	Shares Beneficially Owned*		Percentage of Common Stock
Massachusetts Financial Services Company 500 Boylston Street Boston, Massachusetts 02116	3,936,641	**	5.2%
David W. Grainger 100 Grainger Parkway Lake forest, Illinois 60045	6,748,764	***	9.1%

*
Includes shares beneficially owned by affiliated entities.

**
As reported in a Schedule 13G filed with the Securities and Exchange Commission containing information as of December 31, 2008. Schedule 13G filers generally are institutional investors who acquire beneficial ownership of more than 5% of a public company's voting securities in the ordinary course of business without the purpose of changing or influencing control of the company. Includes 3,540,081 shares as to which sole voting power is claimed. Sole dispositive power is claimed for all shares.

***
As of the record date, March 2, 2009.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that Grainger's directors, executive officers, and 10% shareholders file with the SEC reports concerning their ownership, and changes in their ownership, of Grainger equity securities. Based on a review of copies of the reports provided to Grainger and representations of those persons, Grainger believes that these filing requirements were met except as follows: due to an administrative error, one Form 4 was filed late reporting Grainger's award of restricted stock units to Court D. Carruthers and one Form 4 was filed late reporting the division of trust assets, including Grainger equity securities, to which James D. Slavik was formerly a co-trustee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities. The Board has determined that each of the members of the Audit Committee is "independent," as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the Securities and Exchange Commission and standards of the New York Stock Exchange. The Audit Committee acts under a charter that is reviewed annually, was last amended by the Board on February 20, 2008, and is available on the Company's website at www.grainger.com/investor.

        Management is responsible for the Company's internal controls and the financial reporting process. Ernst & Young LLP, the Company's independent auditor, was responsible for performing an independent audit of the Company's most recent consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        In performing these responsibilities, the Audit Committee reviewed and discussed the Company's audited consolidated financial statements and the effectiveness of internal control over financial reporting with management and Ernst & Young LLP. The Audit Committee discussed with Ernst & Young LLP matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," and Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 5, "An Audit of Internal Control Over Financial Reporting That Is Integrated with An Audit of Financial Statements". Ernst & Young LLP also provided to the Audit Committee the letter and written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with Ernst & Young LLP the matter of the firm's independence.

        Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission.

                      Brian P. Anderson, Chairman
                      Wilbur H. Gantz
                      V. Ann Hailey
                      William K. Hall
                      Gary L. Rogers
                      Members of the Audit Committee
                      of the Board of Directors

 AUDIT FEES AND AUDIT COMMITTEE PRE-APPROVAL
POLICIES AND PROCEDURES

        The following table sets forth the fees for professional services rendered by Ernst & Young LLP with respect to fiscal years 2008 and 2007, respectively:

Fee Category	2008	2007
Audit Fees	$1,486,000	$1,350,000
Audit-Related Fees	141,000	134,400
Tax Fees	395,200	112,000
All Other Fees	3,070	11,550

Total Fees	$2,025,270	$1,607,950

        Audit Fees.    Consists of fees billed for professional services rendered for the audits of Grainger's annual financial statements and internal control over financial reporting, review of the interim financial statements included in Grainger's quarterly reports on Form 10-Q, and other services normally provided in connection with Grainger's statutory and regulatory filings or engagements.

        Audit-Related Fees.    Consists of fees billed for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of Grainger's financial statements. These services include the audits of Grainger's employee benefit plans and various attest services.

        Tax Fees.    Consists of fees billed for professional services rendered for tax compliance, tax advice, and tax planning. These services include assistance with the preparation of various tax returns.

        All Other Fees.    Consists of fees billed for all other professional services rendered to Grainger.

Pre-Approval Policy for Audit and Non-Audit Services

        The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services to be provided by Grainger's independent auditor. Also, specific pre-approval by the Audit Committee is required for any proposed services exceeding pre-approved cost levels. The Audit Committee may delegate pre-approval authority for audit and non-audit services to one or more of its members, and such authority has been delegated to the Chairman of the Audit Committee. The decisions of any member to whom such authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee periodically reviews reports summarizing all services provided by the independent auditor.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement for its 2009 annual meeting of shareholders and in its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission.

Neil S. Novich, Chairman Stuart L. Levenick John W. McCarter, Jr. Michael J. Roberts James D. Slavik Harold B. Smith
Members of the Compensation Committee of the Board of Directors

 COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis describes in detail the Company's compensation policies and arrangements that are applicable to the Named Executive Officers (NEOs) appearing in the Summary Compensation Table (which follows below) for fiscal year 2008.

Overview of the Compensation Program

  The Company's compensation program is based upon a philosophy that is applied to all Company employees—have the best people and provide incentives that encourage them to achieve results that create shareholder value. The Company uses its compensation systems to attract, reward, and retain its employees and to motivate them to grow the business profitably. The compensation program for its NEOs consists of base salary, performance-based annual cash incentives and performance-based long-term incentives, benefits and limited perquisites. By aligning performance-based compensation with revenue growth and return on capital, the Company has linked its incentives to measures driving increases in shareholder return.

        The Company compensation philosophy is to hire and retain the best people and provide incentives that encourage them to achieve financial results that create shareholder value. Demonstrating the Company's long-standing commitment to this compensation philosophy is the Profit Sharing Trust (PST), the sole Company-sponsored retirement vehicle for all U.S.-based employees. The PST aligns the interests of the Company's employees, management, and shareholders as the Company's annual contribution to the PST is based on a formula that incorporates two key drivers of shareholder value—earnings performance and capital employed. The Company contributes a minimum eight percent of payroll to the program and provides employees the opportunity to share in the success of the Company beyond this amount only if a threshold return on capital is achieved. The contribution percentage that each participating employee receives is a function of his or her years of service with the maximum contribution occurring at five or more years of service. The Company's NEOs participate in the PST on the same basis as all other employees. The Company does not maintain a defined benefit pension plan.

        The compensation program for NEOs consists of base salary, performance-based annual cash incentives and performance-based long-term equity incentives, benefits, and limited perquisites. It is designed, as a whole, to attract, reward, motivate, and retain high-quality talent and to provide appropriate cash- and equity-based incentives for achieving the Company's financial goals and strategic objectives. A substantial portion of the executives' pay is directly tied to Company performance. The Company endeavors to accomplish the compensation program's objectives by providing market median total compensation opportunities at target levels of performance. The approach that the Company uses to determine "market" compensation is more fully discussed in the "Compensation Comparator Group" section.

        The Company's compensation philosophy is to hire and retain the best people and provide incentives for them to perform. This is achieved by linking pay with both Company performance and individual performance. The table below describes how each compensation element is linked to performance.

Pay for Performance
Compensation Element	Link to Performance
Base Salary	Base salary increases are linked to individual performance
Annual Cash Incentives	Annual cash incentives are linked to achieving pre-determined Company objectives
Long-Term Incentives	• Stock options are granted based on individual performance and linked to stock price performance for up to ten years
• Restricted stock units are granted based on individual performance and the value realized is linked to stock price performance for the four-year vesting schedule
• Performances shares are linked to achieving specific pre-determined Company objectives and stock price over the three-year performance period
Benefits	The PST encourages financial performance that drives increased shareholder value

        An NEO's compensation includes variable pay components that link a substantial portion of compensation to the Company's performance, the individual's functional and managerial responsibilities and performance, and the creation of long-term shareholder value. These components vary with the Company's performance and include annual cash incentives and long-term equity-based incentives. Variable compensation, as a percentage of total compensation, increases with greater levels of responsibility within the Company. Compensation for the NEOs is generally structured so that the largest component is long-term equity, followed by base salary, and short-term incentive plan compensation. In exercising its judgment in setting the components of total compensation, the Compensation Committee of the Board (the "Compensation Committee" or "Committee") considers competitive pay data but has not established a rigid formula or allocation.

        In setting individual compensation levels, the Compensation Committee selects a compensation comparator group of companies and reviews studies of total compensation paid to executives occupying similar positions with similar duties and responsibilities in those companies. The Committee then considers a variety of reference points, including competitive compensation data at the 25th, 50th, and 75th percentiles, the executive's overall experience, individual and Company performance, replaceability, internal equity, and unique skills in determining an appropriate level of compensation for each individual executive. All elements of compensation are valued and reviewed in evaluating the relative competitiveness of the Company's compensation practices against the comparator group. Target total compensation for the Company's employees and executives is generally set to approximate the market median.

        In addition, the Compensation Committee annually reviews a tally sheet for each NEO to help it understand the potential value of all compensation (both vested and unvested) that may be due an NEO. The tally sheet includes each NEO's current base salary, annual incentive award, and the value of all outstanding equity-based awards, deferrals, benefits, and perquisites, as well as potential payments under retirement and certain change in control situations. Since no NEO has an employment contract with the Company that guarantees continued employment, the tally sheets also facilitate the Committee's evaluation of the reasonableness of awards and their likely retention value. The Committee did not make specific adjustments to the compensation programs or any NEO's compensation based on its review of the tally sheets, as it concluded the awards earned or to be provided on termination were consistent with the Company's pay philosophy, Company and individual performance, and market practices.

        The other components of the Company's compensation program for NEOs are substantially similar to those available for most of the Company's managers. This includes the same health and welfare benefits and the same PST contribution methodology. The Company provides a Supplemental Profit Share Plan ("SPSP") solely to maintain an equal percentage of PST contribution to approximately 150 employees, including all NEOs, who would be subject to contribution limits imposed on qualified plans by the Internal Revenue Code. The Company does not provide any other supplemental retirement benefits to its NEOs or other employees.

Compensation Committee of the Board

  The Compensation Committee of the Board is responsible for the Company's compensation programs.

        The Compensation Committee of the Board oversees the Company's compensation and benefits for all officers and employees. The Compensation Committee is responsible for ensuring that the Company's compensation practices reflect the highest level of integrity and that these practices protect the interests of shareholders. One of its responsibilities is to make certain that a competitive compensation structure is in place that will attract, reward, and retain employees and to motivate them to grow the business profitably. The Committee is also charged with ensuring that compensation, especially for the senior management, is linked to performance.

        Under its charter, the Committee both makes executive compensation decisions and recommends actions to the Board of Directors and to the shareholders, as appropriate. In discharging its responsibilities, the Committee regularly consults with independent advisors, compensation consultants, and the Company's management. The Compensation Committee's charter can be found in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor.

Role of Management

  Management assists the Compensation Committee of the Board in the design, recommendation and implementation of compensation programs.

        The Company has established a committee of management to assist the Compensation Committee. This committee of management includes the Chairman, the President and Chief Executive Officer, the Vice Chairman, the Chief Financial Officer, the General Counsel, and the Senior Vice President, Human Resources, and routinely recommends compensation and performance-incentive programs that it believes will provide the appropriate level of incentives consistent with the Company's compensation philosophy: attract the best people and encourage them to achieve results that create shareholder value. Consistent with this process and the factors discussed above, management works with advisors from Hewitt Associates LLC (Hewitt) to develop market information and recommends adjustments in base salaries, annual incentive targets, and long-term incentive awards to be reviewed by the Compensation Committee for officers including the NEOs other than Mr. Richard L. Keyser, Chairman of the Board, and Mr. James T. Ryan, President and Chief

Executive Officer. The recommendations also include the structure of short- and long-term incentive programs for all employees and changes to programs required for regulatory compliance. These recommendations are reviewed and approved by the President and CEO before they are presented to the Compensation Committee of the Board.

        The compensation awarded to Messrs. Keyser and Ryan is considered by the Committee and its independent compensation consultant in relation to competitive market data and, following the Committee's recommendation, is then determined by the independent members of the Board in executive session without members of management present. Management also develops the annual and long-term incentive targets for the year for review and approval by the Committee. The Committee reviews these recommendations in conjunction with its independent compensation consultant.

Compensation Comparator Group

  The Company's compensation program is regularly benchmarked against a Compensation Committee-approved comparator group of companies that are similar in size and complexity. The Company performs these studies to understand current market practices and to provide a reference point for compensation discussions.

        The compensation comparator group is derived from a database maintained by Hewitt that contains detailed company-specific compensation data. The Board's Compensation Committee routinely commissions a comparator group study from Hewitt every other year. The Committee determines the companies within the comparator group with the assistance of its independent compensation consultant and with Hewitt. A comparator group study was performed in 2008 ("2008 Compensation Study").

        The companies in the 2008 Compensation Study were chosen based on 2007 sales and market capitalization data. The current comparator group consists of 23 businesses that are relatively similar in complexity and size to the Company, and are representative of the types of major companies with which the Company historically competes for executive talent. This "competitive market" for executive talent includes companies both within and outside the same industry or sector as the Company. Most of the Company's publicly traded direct competitors tend to be too small in sales or scope of operations for direct compensation comparisons with the Company. Including a broader range of companies provides a more representative depiction of the Company's competitive market for talent and a better framework for compensation discussions. Therefore, companies used for compensation comparison purposes differ from those in the industry indices used in the Company Performance graph in Part II, Item 5 of the Company's most recent Annual Report on Form 10-K.

        Management has a minimal role in selecting the compensation comparator group, as the Committee relies on its independent consultant and Hewitt for assistance. The role of management in selecting the comparator group was limited to providing general comments on the relevance of each industry represented by the comparator companies.

        Below is the 2008 Compensation Study comparator group.

Company Name	2007 Sales	2007 Market Capitalization
	(thousands)	(thousands)
Allegheny Technologies, Inc.	$5,452,500	$4,781,208
Ball Corporation	7,475,300	4,358,943
The Black & Decker Corporation	6,563,200	3,669,083
The Clorox Company	4,847,000	7,512,280
Cooper Industries, Inc.	5,903,100	7,338,170
Eastman Chemical Company	6,830,000	4,580,524
Eastman Kodak Company	10,301,000	4,219,146
Goodrich Corporation	6,392,200	6,147,660
Harley-Davidson Motor Company	6,152,944	8,903,752
The Hershey Company	4,946,716	6,129,596
Ingersoll-Rand Company	8,763,100	11,466,972
Manitowoc Company, Inc.	4,005,000	3,427,143
Mattel, Inc.	6,018,990	7,228,526
MeadWestvaco Corporation	6,906,000	4,657,541
OfficeMax Incorporated	9,081,962	968,688
Pactiv Corporation	3,253,000	3,153,226
Rockwell Collins	4,421,000	7,921,282
Ross Stores, Inc.	5,975,212	5,041,657
Sealed Air Corporation	4,651,200	3,475,081
The Sherwin-Williams Company	8,005,292	6,254,798
The Stanley Works	4,483,800	3,495,194
Temple-Inland Inc.	3,926,000	1,726,124
Terex Corporation	9,137,700	4,775,597

        The range of 2007 sales and market capitalization for the compensation comparator group is as follows:

	2007 Sales	2007 Market Capitalization
	(thousands)	(thousands)
25th Percentile	$4,749,100	$3,582,138
50th Percentile	6,018,990	4,775,597
75th Percentile	7,190,650	6,741,662
W.W. Grainger, Inc.	6,418,014	6,823,795

Base Salaries

  Base salaries are intended to provide an appropriate level of fixed compensation to attract and retain executives. Base salaries are determined based on the individual's performance, experience, and evaluated in relation to the market as reflected in the compensation comparator group studies. Base salaries are adjusted after a detailed evaluation of individual performance, competitive market levels, and executive experience.

        The 2008 Compensation Study showed that, on average, the Company's base salaries for NEOs were slightly below the market median. During 2008, the Committee and the Board approved several changes as part of planned leadership succession. The Company believes it has structured compensation that will help ensure leadership continuity through this management transition. Specific actions in 2008 included:

  •
  In June 2008, Mr. Ryan was promoted to Chief Executive Officer. To reflect Mr. Ryan's additional responsibilities, his salary was increased to $850,000 (+21%).

  •
  Mr. Keyser retained the position of Chairman of the Board and his salary was reduced to $900,000 (-23%) and it was further decreased to $450,000 (-62% from the original level) effective January 2009.

  •
  In March 2008, Mr. Jadin was promoted to Senior Vice President and Chief Financial Officer. To reflect Mr. Jadin's additional responsibilities, his salary was increased to $440,000 (+47%).

  •
  Mr. Loux was named Vice Chairman and his salary was increased to $557,000 (+5%) and was subsequently decreased to $360,000 (-35%) effective January 2009.

        In addition, in April 2008, as part of the routine salary review process, the Committee approved base salary increases of 8% for Mr. Chen, 11% for Mr. Howard (this included a promotional increase to reflect additional responsibilities), and 3% for Mr. Loizzo.

        Routine base salary adjustments are made to reflect individual performance, contribution, experience, changes in responsibilities, and to adjust salaries for certain executives to be closer to the market median reflecting their responsibilities. Base salary increases also have the effect of increasing the size of annual incentive and profit sharing opportunities, as both are tied to formulas that are functions of base salary. Base salary increases generally do not impact the long-term equity incentive award opportunities as the individual's long-term award targets are generally tied to organizational positions rather than an individual's base salary.

Annual Incentives

  Annual incentives are intended to provide an appropriate level of variable compensation to encourage executives to achieve annual results that create shareholder value.

        NEOs, along with approximately 1,500 other managers, receive annual cash incentives based on the achievement of specified annual Company-wide financial performance measures set forth in the Management Incentive Program (MIP). The Company structures the MIP to motivate performance that balances short-term and long-term results and aligns the interests of management with shareholders. The Company believes the design of the annual incentive program encourages performance that creates shareholder value by focusing on profitable sales growth and return on invested capital (ROIC). For 2008, MIP was based on ROIC and sales growth. ROIC reflects how effectively management uses Company assets and is generally defined by the Company as pre-tax operating earnings divided by net working assets and sales growth is determined by year-over-year results. The total MIP payout is calculated as follows:

MIP Payout = (ROIC Performance Attainment versus Target × Sales Growth Multiplier)

        This framework was selected as it balances sales growth with profitability, efficiency, expense management, and asset management. These measures are consistent with the Company's objective of growing profitably over time, which it believes is closely linked with shareholder value creation. The MIP framework allows the Committee the opportunity annually adjust performance objectives in light of the current economic and competitive environments.

        The MIP framework has been consistently applied for the past eight years, although specific objectives and performance target levels have been modified on a year-by-year basis. Target payout occurs when the Company accomplishes a level of performance, that, while challenging, is realistically achievable. Over the last eight years, the payout has been within 5% of target two times, below this amount three times, and above this amount three times.

        The potential payouts for the 2008 MIP range from 0% to 200% of the target award. Actual payout depends upon the Company's performance and is determined by a two-step process:

        First, the Company must meet its ROIC threshold. If the Company does not achieve the minimum ROIC threshold (set at 16% for 2008), no payment is made. If the Company meets or exceeds the ROIC goal (set at 20% for 2008), the employee will have earned the maximum ROIC payout of 50% of his or her MIP target. Amounts are interpolated as necessary.

        Second, sales growth acts as a multiplier of the ROIC payout. The value of the sales growth multiplier increases as revenue growth increases. If year-over-year sales growth meets the Company's target, the sales multiplier would yield an amount that equals an MIP award of 100% of target. Amounts are interpolated as necessary.

  •
  The 2008 ROIC goal was 20%, which was considered an appropriate long-term level. Exceeding this objective does not create an additional payout, but achieving less than 16% ROIC eliminates the payout entirely. Over the last ten years, ROIC has ranged from a low of 17.1% in 2000 to a high of 29.8% in 2008. In 2008, ROIC was 29.8%, resulting in a payout of 50% of the target MIP opportunity.

  •
  The 2008 sales growth target was 9.0%. Over the last ten years, sales growth has ranged from a low of -4.5% in 2001 to a high of 9.4% in 2005. In 2008, sales growth was 6.7%, resulting in a sales growth multiplier of 1.62.

  •
  The ROIC bonus of 50% multiplied by the sales growth multiplier of 1.62, results in a bonus equal to 81% of target.

        The executive's target incentive award under the annual incentive program is based on a review of competitive market practice. For 2008, the target annual incentive awards as a percent of base salary were 90%, 100%, 70%, 70%, 70%, 60%, and 50% for Messrs. Keyser, Ryan, Loux, Jadin, Chen, Howard, and Loizzo, respectively. These targets were determined to approximate the market median of the compensation comparator group companies. Actual payments are a product of the executive's incentive target and the Company's actual results achieved against established performance goals. The Company believes that it has set the ROIC and sales growth targets so that they provide the appropriate level of motivation for participants to grow the Company profitably, which in turn should create shareholder value.

        Under the terms of the annual program, the Committee has the discretion to adjust MIP payment amounts to correct for any unusual circumstances, both positive and negative, that might affect ROIC or sales growth. No discretionary adjustments were made in 2008.

        Incentive amounts were paid to Messrs. Keyser, Ryan, Loux, Jadin, Chen and Howard based on the performance targets established for the 2008 MIP and were made under a separate annual incentive program described in the 2005 Incentive Plan. They were designated as "Covered Employees" under the 2005 Incentive Plan, a separate shareholder-approved plan providing for, among other things, annual incentive programs funded through amounts determined by reference to the Company's reported net earnings. This program is designed to ensure that annual incentives are performance-based and fully tax deductible by the Company under Section 162(m) of the Internal Revenue Code. Under the program, the Committee allocates to each participant a portion of an incentive pool, which is funded with 5% of the Company's net earnings and the independent members of the Board have the authority to make specific awards. The sum of the individual participants' percentages may not be greater than 100% of the pool. The 5% funding level and predetermined incentive pool allocations were selected to provide the independent members of the Board with sufficient flexibility to calculate an appropriate level of incentives for each executive, while complying with Section 162(m). The independent members of the Board may use their discretion to reduce these amounts but may not increase them. For 2008, the program created a pool of $24 million, of which only $2.9 million or 12% of the total pool was distributed to participants. As it has done in the past, the independent members of the Board used their discretion to reduce amounts to yield payments equal, on a percentage basis, to those made under the 2008 MIP for the Company's managers based on Company performance. Annual incentive amounts for 2008 ranged from 29% to 80% of base salary for the NEOs.

        While ROIC and sales growth will remain the key structural components for the 2009 MIP, the Compensation Committee believes that greater incentive is created by focusing on ROIC and sales growth as stand-alone objectives and making the MIP payout the sum of these results, as opposed to calculating MIP as a function of the two components. These changes will allow a simplified plan design and the creation of more precise targets, further strengthening linkages of pay to performance and the creation of shareholder value.

Long-Term Incentives

  The Company annually provides long-term incentives to NEOs and other key managers in order to:

  •
  Achieve specific business goals and objectives (including achieving financial performance that balances growth, profitability, and asset management);

  •
  Reward management for results that create shareholder value;

  •
  Attract qualified managers to join the Company; and

  •
  Retain management through business cycles.

        The Company's long-term incentives consist of stock options, performance shares, and restricted stock units (RSUs) and are provided under the shareholder approved 2005 Incentive Plan. In 2008, the Company structured awards such that stock options represent approximately 40% of the total value of long-term incentive compensation, RSUs represent approximately 30% of the total value, and performance shares represent approximately 30% of the total value. This mix was chosen to achieve the program objectives noted above. This mix also reflected market practices for senior executives, which is to use a combination of awards to provide the desired level of long-term performance and retention.

  •
  40% Stock Options.  The Company's stock options provide the right to purchase Company stock at a specified price over a ten-year term and vest 100% on the third anniversary of grant. They are intended to directly link management and shareholders' interests by tying a substantial portion of management's long-term incentives to stock price appreciation. The ten-year term is designed to focus management on long-term value creation. Three-year cliff vesting encourages meaningful retention before an employee can realize any value created by stock price appreciation. In all cases, stock options are awarded at an exercise price equal to the closing price of the Company's common stock reported for the business day before the grant. Stock option repricing is not permitted under the 2005 Incentive Plan.

  •
  30% RSUs.  RSUs are intended to increase the retentive qualities of the compensation program through the four-year cliff vesting provision of the awards, to help build stock ownership, and to help meet stock ownership guidelines. The Company's RSUs are settled in Company stock if the executive is still employed with the Company on the fourth anniversary of the grant. The value of the RSUs increases or decreases with changes in the stock price, thus aligning the executives' interests with the shareholders'. Dividend equivalents are paid during the vesting period in order to simulate share ownership.

  •
  30% Performance Shares.  Performance shares are intended to align compensation with the Company's business strategy and the long-term creation of shareholder value. The Company's performance shares provide the executive with a range of potential share payouts in three years only if specified performance criteria are met. The actual number of earned shares can range from 0% to 200% of the target number of shares, depending on one-year sales growth and continued ROIC achievement over three years.

        The target number of shares covered by long-term incentive awards is designed to provide an economic value that is generally at the median of the compensation comparator group for comparable jobs; the target can be adjusted up or down to reflect individual performance. The Committee annually establishes the target number of shares based on the executive's position. Individual awards are generally made at the December Board meeting for performance shares, while options and RSUs are awarded at the April Board meeting.

        The three-year performance cycle for the performance shares begins on January 1 of each year. The number of shares that could have been earned for the 2008 grant of performance shares ranged from 0% to 200% of the target award, depending on the Company's year-over-year growth in sales. The 2008 performance share program was structured as follows.

        If, during 2008, the Company had achieved less than 6 percent sales growth, 0% of the target award would be available, 6 percent growth would have yielded 50% of the target award, 9 percent growth would have yielded 100%, and 12% growth would have yielded 200%.

Example of 2008 Performance Share Payout Opportunity
		3-Year 18% ROIC Objective Met? (2)
2008 Sales Growth (1)	Performance Share Payout as a Percent of the Target Opportunity (1)
		No	Yes
< 6%	0%	Forfeit 100%	N/A
6%	50%	Forfeit 100%	Performance Share Payout Vests
2008 Actual = 6.7%	71%	Determined after 3-year cycle is complete (1/1/08 - 12/31/10)
9%	100%	Forfeit 100%	Performance Share Payout Vests
12%	200%	Forfeit 100%	Performance Share Payout Vests

(1)
Amounts are interpolated, as necessary.

(2)
Vesting is contingent upon the achievement of a 3-year average 18% ROIC threshold.

        Given actual sales growth performance of 6.7%, the number of shares determined for the NEOs for 2008 was 71% of target. These shares will vest at the end of fiscal year 2010 only if the average ROIC performance over the three-year period from 2008 through 2010 is greater than or equal to 18%. The Committee selected these measures as they balance sales growth with long-term profitability, expense management, and asset management and are consistent with the short-term objectives established in the annual incentive program. The Committee may use different sales growth and ROIC objectives and target share numbers from year to year to maximize alignment with then-current business objectives. While outstanding performance share awards made prior to 2009 pay dividend equivalents after the end of the first year, those made in 2009 and for subsequent years will not pay dividend equivalents.

        The annual option and RSU awards fully vest upon death, disability, or retirement from the Company. Beginning in 2009, RSUs will no longer be granted to NEOs as part of the annual long term compensation program and only a fractional number of stock options will vest upon retirement, as described further in the paragraphs that follow. Performance share awards are subject to prorata vesting upon death, disability, or retirement from the Company. The definition of retirement eligibility is the same for all U.S. employees for the long-term incentive program, as well as the profit sharing program. Under this definition, an employee is retirement-eligible upon attaining any of the following:

    •
    Age 60;

    •
    Age 55 and 20 years of service; or

    •
    25 years of service.

        Messrs. Chen, Keyser, Loux, and Ryan are currently retirement-eligible.

        The use of options and performance shares satisfies the requirements for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. The use of RSUs and performance shares also helps reduce share dilution, as compared with stock options. The Company historically makes stock option and RSU awards to current officers and employees each year on the date of the annual meeting of shareholders, and performance share awards no later than March 30 in order to qualify those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code. The Company has not timed the grant of long-term incentive awards in respect of the release of material, non-public information nor for the purpose of affecting the value of executive compensation.

        In connection with their long-term incentive awards, the NEOs and all other recipients are required to sign an agreement containing confidentiality and non-competition obligations, designed to protect the Company's confidential and proprietary information and to preserve the Company's competitive advantages. Under these agreements, should an executive violate his or her confidentiality or non-compete obligations, any award is automatically forfeited. The agreements also require, in certain circumstances, that an executive who has breached the confidentiality and non-compete agreements must return vested shares and/or gains from disposition of shares to the Company.

        For 2009, the Company adjusted its long-term incentive program to include only stock options and non-dividend paying performance shares for NEOs and certain other officers. The Company believes its focus on pay for performance will be strengthened by eliminating RSUs as a component of long-term incentive compensation. In addition, in the Company changed the vesting structure for officers so that only a fractional amount will automatically vest upon retirement:

    •
    Stock Options—In the year of retirement, a fraction of the award received in the year of retirement vests based on the number of months the retiree worked that year.

    •
    Performance Shares—A fraction of the award vests after the end of the 36-month performance period based on the number of months the retiree worked in the performance period.

Stock Ownership Guidelines

  As of the close of 2008, all officers subject to stock ownership guidelines, including the NEOs, are in compliance with the guidelines.

        In 1996, the Company established stock ownership guidelines for its NEOs and other officers. The Company continues to believe that requiring executive ownership of Company stock creates alignment between executives and shareholders and encourages executives to act to increase shareholder value. The stock ownership guidelines for the NEOs are established based upon their respective positions within the Company and are as follows:

NEO	Minimum Ownership Requirement as a Percentage of Base Salary	Currently in Compliance?
Richard L. Keyser	5x	Yes
James T. Ryan	5x	Yes
P. Ogden Loux	3x	Yes
Ronald L. Jadin	3x	Yes
Y. C. Chen	3x	Yes
John L. Howard	3x	Yes
Larry J. Loizzo	3x	Yes

        These ownership guidelines must be met within three years of being elected an officer and are reviewed annually by the Board. Officers who fail to achieve these ownership levels will not be eligible to receive any stock-based awards until they achieve their required ownership levels. Shares owned directly by the officer (including those held as a joint tenant or as tenant in common), restricted stock or RSUs, shares underlying performance share awards once the number of shares is fixed, shares owned in a self-directed IRA, and certain shares owned or held for the benefit of a spouse or minor children are counted toward meeting the guidelines. Options and shares underlying performance share awards before the number of shares is fixed are not counted toward meeting the ownership guidelines. The Company's Business Conduct Guidelines (which are available in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor) forbid employees from hedging stock ownership.

Other Benefits

        NEOs and certain other officers may elect to defer receipt of up to 50% of base salary and/or 85% of annual cash incentives under the 2004 Voluntary Salary and Incentive Deferral Plan, an unfunded deferred compensation plan. The purpose of the plan is to provide executives with retirement savings and financial planning opportunities that are not available to them in tax-qualified retirement plans due to Internal Revenue Code limitations.

        The NEOs and certain other Company officers also participate in the Company's Executive Death Benefit Plan. The Company has purchased and owns life insurance contracts to reduce its exposure relating to the Executive Death Benefit Plan. The plan is designed to offer a competitive death benefit for executives. The beneficiary of a participant who dies while employed by the Company is generally entitled to 120 monthly payments of 50% of the participant's monthly compensation, calculated on the basis of salary and target annual incentive under the applicable cash incentive program.

        Other benefits provided to the NEOs and other officers in 2008 included a car allowance and reimbursement for financial services. The car allowance and financial service reimbursements are fully taxable and not grossed up to cover taxes. Officers are allowed the business use of corporate aircraft and car service, while Messrs. Keyser and Ryan are also allowed personal use of both. These benefits represent a cost-effective method of allowing the Company's top executives to more effectively use their time. All other benefits, including the profit sharing contribution percentages and various welfare benefits, provided to NEOs and other executive officers are comparable to those provided to the majority of salaried and hourly Company employees.

        In 2009, the Company has eliminated the car allowance provided to NEOs and other officers.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Richard L. Keyser	2008	$1,012,500	$0	$811,384	$3,157,500	$716,850	$0	$857,101	$6,555,335
Chairman of the Board	2007	$1,152,500	$0	$2,471,711	$1,843,200	$1,788,930	$0	$672,066	$7,928,407
and Former Chief Executive Officer	2006	$1,075,000	$0	$2,152,641	$1,528,800	$1,149,500	$0	$689,130	$6,595,071
James T. Ryan	2008	$787,508	$0	$2,232,466	$1,199,850	$631,125	$0	$623,579	$5,474,528
President and	2007	$683,350	$0	$1,331,425	$691,200	$778,422	$0	$352,261	$3,836,658
Chief Executive Officer	2006	$566,680	$0	$911,653	$477,750	$436,980	$0	$222,866	$2,615,929
P. Ogden Loux	2008	$550,260	$0	$773,354	$336,800	$315,842	$0	$341,131	$2,317,387
Vice Chairman and	2007	$522,540	$0	$647,836	$368,640	$515,729	$0	$217,721	$2,272,466
Former Chief Financial Officer	2006	$491,040	$0	$421,881	$286,650	$332,527	$0	$218,284	$1,750,382
Ronald L. Jadin Sr. Vice President and Chief Financial Officer	2008	$390,000	$0	$315,334	$117,199	$207,900	$0	$228,747	$1,259,180
Y. C. Chen	2008	$476,250	$0	$690,773	$336,800	$274,997	$0	$295,367	$2,074,187
International Advisor	2007	$441,670	$0	$765,491	$534,574	$427,410	$0	$244,244	$2,413,389
and Former President, Grainger Industrial Supply	2006	$385,930	$0	$382,709	$218,701	$228,011	$0	$161,349	$1,376,700
John L. Howard	2008	$487,500	$0	$491,894	$210,618	$232,902	$0	$307,319	$1,730,233
Sr. Vice President and	2007	$443,760	$0	$464,957	$189,913	$312,750	$0	$170,771	$1,582,151
General Counsel	2006	$412,530	$0	$317,385	$183,888	$201,894	$0	$171,467	$1,287,164
Larry J. Loizzo	2008	$393,705	$0	$534,587	$268,725	$114,518	$0	$149,594	$1,461,129
Vice President, Specialty Brands and President, Lab Safety Supply, Inc.

(1)
Represents annual salary received in the relevant year.

(2)
Represents the amounts recorded in the Company's financial statements for the relevant year in accordance with FAS 123R for performance shares and RSUs, without discounting for forfeitures. See also Note 12 to the Consolidated Financial Statements of the Company's 2008 Form 10-K filed with the Securities and Exchange Commission on February 27, 2009.

(3)
Represents the amounts recorded in the Company's financial statements for the relevant year in accordance with FAS 123R for stock option awards, without discounting for forfeitures. See also Note 12 to the Consolidated Financial Statements of the Company's 2008 Form 10-K filed with the Securities and Exchange Commission on February 27, 2009.

(4)
Represents amounts recorded in the Company's financial statements for the relevant year for amounts paid under a 162(m)-qualified, shareholder-approved annual cash incentive plan for Messrs. Keyser, Ryan, Loux, Chen and Howard. For Mr. Loizzo, this represents the Management Incentive Program, which has financial objectives established before the beginning of the performance year.

(5)
The Company does not maintain an employee pension plan nor does it pay above-market earnings on nonqualified deferred accounts.

(6)
For 2008, includes contributions accrued under the Company's profit sharing plan (in which most of the Company's employees participate), the related supplemental profit sharing plan, and for deferred compensation plan participants, Company contributions that would otherwise have been made to the supplemental profit sharing plan ($631,265, $352,861, $240,213, $125,468, $203,628, $180,326, $87,658 for Messrs. Keyser, Ryan, Loux, Jadin, Chen, Howard and Loizzo respectively). Also includes a $20,000 car allowance for each NEO and reimbursement for financial services ($0, $10,000, $4,300, $0, $5,809, $4,013, $0 for Messrs. Keyser, Ryan, Loux, Jadin, Chen, Howard and Loizzo respectively), not grossed up to cover taxes. Note that this includes $83,205 and $0, respectively, for Messrs. Keyser and Ryan to reflect the personal use of Company aircraft, reflecting the Company's total incremental cost of such use. The Company has used a methodology that includes incremental costs such as aircraft fuel, landing and parking services, crew travel expenses, in-flight food and beverages and other expenses. In addition, this includes $0 for Mr. Keyser and $120 for Mr. Ryan representing the incremental cost of the personal use of the Company car and driver.

Also includes the incremental cost of the Executive Death Benefit Program ($122,631, $240,598, $76,618, $83,279, $65,930, $102,977, $41,936 for Messrs. Keyser, Ryan, Loux, Jadin, Chen, Howard and Loizzo, respectively), which provides a pre- and post-retirement death benefit (note that the post-retirement benefit has been eliminated for all new participants). If a participant dies after retirement, an after-tax, lump-sum benefit approximating the participant's last annual salary and annual target bonus under the applicable cash incentive program is payable to the participant's designated beneficiary. Prior to retirement, a participant may elect to receive a reduced post-retirement payment, instead of an executive death benefit. In the event of a change in control of the Company, the plan assumes retirement on that date if the participant is then eligible for retirement (with the participant being credited with an additional three years of age and service for this purpose). The plan then provides for a lump-sum payment of the present value of the post-retirement benefit on the basis of the participant's death at age 80, subject to any applicable requirements of Internal Revenue Code Section 409A.

 Grants of Plan-Based Awards

								All Other Stock Awards: No. of Shares of Stock or Units (3)	All Other Option Awards: No. of Securities Underlying Options (4)
											Actual Closing Price on Option Approval Date (6)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)					Exercise or Base Price of Option Awards(5)		Grant Date Fair Value of Stock and Option Awards (7)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum

Richard L. Keyser	1/1/2008	$442,500	$885,000	$1,770,000
	4/30/2008								150,000	$85.82	$86.71	$3,157,500

James T. Ryan	1/1/2008	$389,584	$779,167	$1,558,334
	1/1/2008				6,500	13,000	26,000					$1,137,760
	4/30/2008							33,000				$2,832,060
	4/30/2008								57,000	$85.82	$86.71	$1,199,850

P. Ogden Loux	1/1/2008	$194,964	$389,928	$779,856
	1/1/2008				2,000	4,000	8,000					$350,080
	4/30/2008							4,000				$343,280
	4/30/2008								16,000	$85.82	$86.71	$336,800

Ronald L. Jadin	1/1/2008	$128,334	$256,667	$513,334
	1/1/2008				400	800	1,600					$70,016
	4/30/2008							13,500				$1,158,570
	4/30/2008								13,500	$85.82	$86.71	$284,175

Y. C. Chen	1/1/2008	$169,752	$339,503	$679,006
	1/1/2008				2,000	4,000	8,000					$350,080
	4/30/2008							4,500				$386,190
	4/30/2008								16,000	$85.82	$86.71	$336,800

John L. Howard	1/1/2008	$143,751	$287,502	$575,004
	1/1/2008				1,000	2,000	4,000					$175,040
	4/30/2008							3,000				$257,460
	4/30/2008								11,000	$85.82	$86.71	$231,550

Larry J. Loizzo	1/1/2008	$99,150	$198,300	$396,600
	1/1/2008				1,000	2,000	4,000					$175,040
	4/30/2008							2,000				$171,640
	4/30/2008								8,000	$85.82	$86.71	$168,400

(1)
For Messrs. Keyser, Ryan, Loux, Jadin, Chen and Howard, this represents potential amounts under the annual cash incentive award in the 2005 Incentive Plan, a 162(m)-qualified, shareholder-approved plan. The 2005 Incentive Plan establishes a pool equal to five percent (5%) of the Company's Net Earnings for this Plan Year. For 2008, the Committee used its discretion to reduce amounts to yield payments equal to those that would have been made using the same financial measures as the MIP for the other NEOs. For Mr. Loizzo, this represents amounts payable under the Management Incentive Program.

(2)
The number of shares that could have been earned for the 2008 grant of performance shares ranged from 0% to 200% of the target award and was determined based on the Company's year-over-year growth in revenue. Given the revenue growth performance, the number of shares determined for the NEOs for 2008 was 71% of target. These shares will vest at the end of fiscal year 2010 if three-year average ROIC is greater than 18%. The Company selected these measures as they balance revenue growth with profitability, expense management, and asset management and are consistent with the short-term objectives established in the annual incentive program. The Company believes that it has set the ROIC targets sufficiently high to provide the appropriate level of motivation for participants based on market and industry expectations and believes there is a strong probability that the ROIC level can be attained, thus allowing the shares to vest in 2010.

(3)
Represents RSU awards that vest in four years and accelerate upon retirement. Also includes one-time promotional RSU awards of 20,000 and 10,000 for Messrs. Ryan and Jadin, respectively, that vest in seven years and do not automatically vest upon retirement.

(4)
Represents stock option awards with a ten-year term and three-year cliff vesting.

(5)
Awards were issued at fair market value, which the Company has consistently determined as the closing price the day before the award is granted.

(6)
Represents the actual closing stock price on the option approval date.

(7)
Represents the full grant date fair value of awards as calculated under FAS 123R without spreading over the vesting period.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards

Name	No. of Securities Underlying Unexercised Options Exercisable (1)	No. of Securities Underlying Unexercised Options Unexercisable (1)(2)	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price (3)	Option Expiration Date (4)	No. of Shares or Units of Stock That Have Not Vested (5)	Market Value of Shares or Units That Have Not Vested (6)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (7)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested (8)

Richard L. Keyser	175,000			$54.61	4/23/12			23,290	$1,836,184
	174,000			$45.50	4/29/13
	81,000			$54.14	4/27/14
	90,000			$52.29	4/26/15
		80,000		$76.61	4/25/16
		80,000		$83.08	4/24/17
		150,000		$85.82	4/29/18

James T. Ryan	20,000			$54.14	4/27/14	60,000	$4,730,400	18,820	$1,483,769
	27,000			$52.29	4/26/15
		25,000		$76.61	4/25/16
		30,000		$83.08	4/24/17
		57,000		$85.82	4/29/18

P. Ogden Loux	20,000			$54.14	4/28/14	6,000	$473,040	8,320	$655,949
	19,000			$52.29	4/26/15
		15,000		$76.61	4/25/16
		16,000		$83.08	4/24/17
		16,000		$85.82	4/29/18

Ronald L. Jadin	3,750			$43.50	4/25/10	26,850	$2,116,854	1,664	$131,190
	7,830			$37.50	4/24/11
	7,500			$54.61	4/23/12
	9,000			$45.50	4/29/13
	3,900			$54.14	4/27/14
	5,000			$52.29	4/26/15
		3,500		$76.61	4/25/16
		3,200		$83.08	4/24/17
		13,500		$85.82	4/29/18

Y.C. Chen	10,000			$54.61	4/23/12	20,000	$1,576,800	5,580	$439,927
	20,000			$45.50	4/29/13
	13,100			$54.14	4/27/14
	13,100			$52.29	4/26/15
		8,000		$76.61	4/25/16
		16,000		$83.08	4/24/17
		16,000		$85.82	4/29/18

John L. Howard	21,440			$37.50	4/24/11	17,350	$1,367,874	4,160	$327,974
	25,000			$45.50	4/29/13
	12,000			$54.14	4/27/14
	13,000			$52.29	4/26/15
		10,000		$76.61	4/25/16
		10,000		$83.08	4/24/17
		11,000		$85.82	4/29/18

Larry J. Loizzo	8,000			$48.63	4/27/09	14,500	$1,143,180	4,160	$327,974
	760			$42.81	2/28/10
	10,120			$43.50	4/25/10
	15,600			$37.50	4/24/11
	15,000			$54.61	4/23/12
	15,000			$45.50	4/29/13
	15,000			$54.14	4/27/14
	9,000			$52.29	4/26/15
		10,000		$76.61	4/25/16
		8,000		$83.08	4/24/17
		8,000		$85.82	4/29/18

(1)
Represents stock option awards with a ten-year term and three-year cliff vesting.

(2)
Upon retirement from the Company, unvested options automatically vest and have the lesser of six years or the remaining term to be exercised. Messrs. Keyser, Loux, Ryan and Chen are currently retirement-eligible.

(3)
Awards were issued at fair market value, which the Company has consistently determined as the closing price the day before the award is granted.

(4)
Represents ten years after the award date.

(5)
Represents RSUs with four- to ten-year cliff vesting.

(6)
Represents the cumulative RSUs units outstanding multiplied by the year-end closing price ($78.84).

(7)
Represents the cumulative performance shares with a three-year cycle as described further in the Compensation Discussion and Analysis.

(8)
Represents the cumulative performance shares outstanding multiplied by the year-end closing price ($78.84).

  Option Exercises and Stock Vested

	Option Awards		Stock Awards

Name	No. of Shares Acquired on Exercise (1)	Value Realized on Exercise (2)	No. of Shares Acquired on Vesting (3)	Value Realized on Vesting (4)

Richard L. Keyser	113,170	$5,294,820	11,730	$924,793
James T. Ryan	0	$0	16,450	$1,387,658
P. Ogden Loux	0	$0	6,760	$560,878
Ronald L. Jadin	10,830	$434,513	1,852	$155,281
Y. C. Chen	0	$0	5,880	$494,989
John L. Howard	0	$0	15,380	$1,337,179
Larry J. Loizzo	0	$0	15,380	$1,337,179

(1)
Represents the number of stock options exercised.

(2)
Represents the difference between the exercise price and the market price of the common stock on the date of exercise.

(3)
For Messrs. Ryan, Loux, and Chen, this represents 13,000, 4,000, and 4,500 RSUs, respectively, issued on April 30, 2008. Due to the retirement eligibility of Messrs. Ryan, Loux, and Chen, these awards will be settled upon the earlier of four years after the grant date or retirement. For Messrs. Keyser, Ryan, Loux, Jadin, Chen, Howard, and Loizzo this represents 11,730, 3,450, 2,760, 552, 1,380, 1,380, and 1,380 performance shares, respectively, issued on December 31, 2008. For Messrs. Jadin, Howard, and Loizzo this represents 1,300, 4,000, and 4,000 RSUs, respectively, issued on April 28, 2004. For Messrs. Howard and Loizzo this represents 10,000 and 10,000 RSUs, respectively, issued on August 1, 2001.

(4)
Represents the value of the restricted stock or RSUs on the vesting date.

Pension Benefits

Name	Plan Name	No. of Years Credited Service	Present Value of Accumulated Benefit	Payouts During Last Fiscal Year

Richard L. Keyser	None	n/a	n/a	n/a
James T. Ryan	None	n/a	n/a	n/a
P. Ogden Loux	None	n/a	n/a	n/a
Ronald L. Jadin	None	n/a	n/a	n/a
Y. C. Chen	None	n/a	n/a	n/a
John L. Howard	None	n/a	n/a	n/a
Larry J. Loizzo	None	n/a	n/a	n/a

Nonqualified Deferred Compensation

Name	Plan	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)		Aggregate Withdrawals/ Distributions		Aggregate Balance at Last FYE (4)

Richard L. Keyser	Deferred RSUs	$0	$0	-$	771,032	-$	2,321,190	$8,167,430

	SPSP & SPSP II	$0	$444,520	-$	1,393,623		$0	$3,740,245

	1985 Executive Deferred Compensation	$0	$0		$0	-$	126,108	$1,178,822

	Total	$0	$444,520	-$	2,164,655	-$	2,447,298	$13,086,497

James T. Ryan	Deferred RSUs	$1,115,660	$0	-$	397,860	-$	644,775	$4,493,880

	SPSP & SPSP II	$0	$191,619	-$	118,413		$0	$708,558

	Total	$1,115,660	$191,619	-$	516,273	-$	644,775	$5,202,438

P. Ogden Loux	Deferred RSUs	$343,280	$0	-$	187,198	-$	644,775	$2,030,130

	SPSP & SPSP II	$0	$134,847	-$	251,954		$0	$963,867

	Total	$343,280	$134,847	-$	439,152	-$	644,775	$2,993,997

Ronald L. Jadin	SPSP & SPSP II	$0	$8,350	-$	18,475		$0	$32,438

	Voluntary Salary & Incentive Deferral	$336,780	$28,055	-$	268,054		$148,152	$537,634

	Total	$336,780	$36,405	-$	286,529		$148,152	$570,072

Y. C. Chen	Deferred RSUs	$386,190	$0	-$	131,347	-$	369,671	$1,462,482

	SPSP & SPSP II	$0	$6,021	-$	15,879		$0	$52,040

	Voluntary Salary & Incentive Deferral	$601,425	$86,436	-$	296,496		$0	$2,114,788

	Total	$987,615	$92,457	-$	443,722	-$	369,671	$3,629,310

John L. Howard	Deferred RSUs	$884,500	$0	-$	88,100		$0	$788,400

	SPSP & SPSP II	$0	$74,050	-$	100,877		$0	$185,711

	Voluntary Salary & Incentive Deferral	$95,663	$15,979	-$	241,637		$0	$533,012

	Total	$980,163	$90,029	-$	501,914		$0	$2,295,523

Larry J. Loizzo	Deferred RSUs	$884,500	$0	-$	159,400		$0	$1,576,800

	SPSP & SPSP II	$0	$51,318	-$	133,485		$0	$480,275

	Total	$884,500	$51,318	-$	292,885		$0	$2,057,075

(1)
Represents 13,000, 4,000, and 4,500 RSU awards, respectively, granted in 2008 for Messrs. Ryan, Loux, and Chen; due to the fact that they are retirement eligible, these awards will be settled four years after the grant date or retirement. Represents 10,000 and 10,000 RSU awards, respectively, settled and deferred for Messrs. Howard and Loizzo. Also includes voluntary salary and annual cash incentive deferrals for Messrs. Jadin, Chen and Howard. None of the amounts reported in this column are reported in the 2008 Summary Compensation Table.

(2)
Represents Company supplemental profit sharing plan contributions.

(3)
Represents earnings on all nonqualified deferred compensation balances, including supplemental profit sharing plan earnings, stock price appreciation and dividend equivalent payments for vested, deferred RSUs, and for Messrs. Jadin, Chen and Howard, earnings on voluntary deferrals. Investment choices for any officer, including an NEO, who elects to defer salary and/or bonus may be made only from the same investment funds available to all employees under the Company's profit sharing plan. The rate of return on the individual accounts (positive or negative) is a function of the participant-selected investment funds. A participating officer may elect to receive distribution of deferred amounts upon his or her retirement or disability or upon a specified date certain, and may elect to receive the distributions as a single sum or in annual installments over a period of up to 15 years. If a participant dies, any undistributed deferred amounts will be distributed to the participant's designated beneficiary in a single sum as soon as administratively practicable. If a participant's employment terminates for any reason other than retirement, disability or death, the deferred amounts will be paid to the participant as soon as administratively practicable. In the event of a change in control of the Company, all deferred amounts will be paid to participants in a lump sum within five days after the change in control, subject to any applicable requirements of Internal Revenue Code Section 409A. Messrs. Chen and Howard and other officers voluntarily participated in this plan in 2008. None of the amounts reported in this column are reported in the 2008 Summary Compensation Table.

(4)
Aggregate year-end balances for the supplemental profit sharing plan, vested deferred RSUs, and for Messrs. Jadin, Chen and Howard, year-end balances for their voluntary deferral accounts. Messrs. Keyser, Ryan, Loux, Chen, Howard, and Loizzo have 103,595, 57,000, 25,750, 18,550, 10,000 and 20,000 vested, deferred RSUs outstanding, respectively.

For Mr. Keyser, this includes $1.2M representing the present value (using a 6% discount factor) from his participation in the 1985 Executive Deferred Compensation Plan, which permitted certain employees to elect a salary reduction of between 5% and 15% (or more with special agreement) for up to four years. The Company has purchased and owns life insurance contracts to reduce its exposure relating to the 1985 Executive Deferred Compensation Plan. Under the related plan agreement, a participant was generally entitled to 180 monthly payments, commencing at age 65, in an annual amount that is based upon the amount of the salary reduction, the additional amount allocated by the Company, and the number of years from deferral to normal retirement age. Mr. Keyser previously made a voluntary election to defer salary payments under the Plan, which has not permitted deferrals for over 20 years. Mr. Keyser commenced receiving monthly payments of $10,509 under the plan in October 2007 when he reached age 65. None of the other NEOs have been eligible to participate in the Plan. The Company maintains a supplemental profit sharing plan only to the extent necessary to provide all employees with profit sharing benefits commensurate with current compensation and unaffected by limitations imposed by tax law.

Employment Contracts, Termination of Employment Arrangements, and Change in Control Arrangements

  The Company does not maintain any employment agreements with its executives.

        All of the NEOs and certain other key executives have entered into Change in Control Agreements (CIC Agreements) with the Company. These agreements are intended to ensure that in the event of a pending or threatened change in control of the Company, the executives' full attention is focused on the best interests of the Company and its shareholders and not on their future employment prospects or uncertainty about their compensation and benefits under those circumstances. The CIC Agreements are "double-trigger" arrangements that require both a change in control of the Company and within the following two-year period: (a) the executive's employment is terminated other than for cause, or (b) the executive terminates employment for good reason (for example, because Grainger reduced the executive's authority or aggregate benefits). Under each CIC Agreement, the executive is entitles to certain benefits which include a lump-sum payment generally equal to a multiple of the sum of (i) the executive's annual salary, (ii) the executive's target annual incentive, and (iii) in connection with the Company's non-contributory profit sharing plans, a percentage of annual salary and annual incentive equal to the average percentage of covered compensation contributed by the Company under the plans for the last three fiscal years. In the case of all of the NEOs, the multiple is three. In the case of most of the other key executives, the multiple is two. The applicable multiple in the CIC Agreements is determined by the individual executive's position within the Company, the likely value each would contribute to any change in control transaction, and the likelihood that employment would be terminated after a change in control event.

        Benefits that are payable under the CIC Agreements include continuation of health and dental benefits for a number of years equal to the applicable multiple. Each agreement further provides that the executive is to be made whole on an after-tax basis with respect to excise tax due as a consequence of payments (whether or not under the agreement) being classified as "excess parachute payments" under Section 280G of the Internal Revenue Code. The lump-sum payment upon termination is generally limited under the CIC Agreement to an amount such that no payments would be considered "excess parachute payments" and thus no excise tax would be due.

Deductibility of Executive Compensation; Accounting Considerations

        Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to a public company for compensation over $1 million per fiscal year paid to the company's chief executive officer and its four other most highly compensated executive officers serving at the end of that year. Not subject to the deductibility limit, however, is compensation that qualifies as "performance-based" compensation. A Company objective is to attempt to maximize the deductibility of compensation under Section 162(m) to the extent doing so is reasonable and consistent with Company strategies and goals. Awards under the cash incentive plan in which the NEOs participate, gains on exercises of stock options, and shares received as the result of performance share awards are considered to be "performance-based" compensation not subject to the Section 162(m) deductibility limit. Awards of time-vested restricted stock and RSUs are not exempt from the Section 162(m) deductibility limit, and all or a portion of these awards may be nondeductible when the awards vest. While the accounting treatment applicable to the Company's compensation programs was taken into account in designing those programs, it was not a significant consideration.

        Upon vesting, settlement or maturity, equity awards under the 2005 Incentive Plan and predecessor plans are distributed in the form of shares of the Company's common stock. Under

FAS 123R, these types of awards are considered equity awards. As a result, the total amount of compensation expense to be recorded for the awards is based on the fair value of the awards on the grant date. This fair value is then recorded ratably over the vesting period, usually three or four years, and is recorded to compensation expense and as an increase in paid-in capital. The amount of compensation expense is not subsequently adjusted for changes in the Company's share price, for the actual number of shares distributed, or for any other factors except for forfeitures or variable accounting associated with performance share awards. If an equity award is forfeited, all previously recorded compensation expensed is reversed.

Compliance with Section 409A of the Internal Revenue Code

        The Company worked with outside counsel and consultants to ensure that its plans and procedures are in compliance with the deferred compensation rules found in Section 409A of the Internal Revenue Code. This involved a review of cash and equity incentive plans, supplemental retirement plans, deferral plans, change in control agreements, and covered severance plans. To be in documentary compliance with Section 409A, the Board approved amendments to the Executive Death Benefit Plan, the Voluntary Salary and Incentive Deferral Plan, the Supplemental Profit Sharing Plan II and the Change in Control Agreements so that these plans were Section 409A compliant as of January 1, 2008.

Other Potential Post-Employment Payments

        The Company has entered into agreements with each NEO that provide for payments at, following, or in connection with a change in control of the Company. The tables below reflect the estimated payments and benefits that would be provided in various circumstances. The amounts shown below assume that such termination or change in control was effective as of December 31, 2008, and thus only includes amounts earned through such time. However, the actual amounts that would be paid out under each circumstance can only be determined at the time of separation.

Termination

        None of the NEOs are legally entitled to severance upon termination, as the Company does not maintain a severance agreement and the Company does not maintain any employment agreements with its executives.

Retirement

        The Company provides the following post-termination benefits and payments upon retirement:

  •
  Outstanding options shall become vested and executives shall have the right to exercise such options within six years from date of termination or for the remaining term of the option, whichever is less;

  •
  Settlement of performance shares occurs after the end of the performance period in common stock equal to the number of the executive's outstanding performance shares multiplied by the prorated portion of the performance period completed;

  •
  Installments paid over a period of up to 15 years or a lump-sum payment of cash equal to account balances under the Profit Sharing Trust (PST), any supplemental profit sharing program, and the Voluntary Salary and Incentive Deferral Plan;

  •
  Unvested RSUs shall become immediately vested; and

  •
  Reduced life insurance benefits until executive's death.

        In addition to the retirement benefits listed above, NEOs will receive benefits under the Company's disability plan or payments under the Company's Executive Death Benefit Plan in the event of death or disability.

Change in Control

Change in Control—Equity Plans

        Under the terms of the Company's 1990 Long-Tern Incentive Plan, as amended, 2001 Long-Term Incentive Plan, as amended, 2005 Incentive Plan, as amended, and Director Stock Plan, as amended ("Plans"), a change in control generally results in accelerated vesting as follows:

  •
  Any unexercised options, whether or not exercisable on the date of such change in control;

  •
  Accelerated vesting of unvested RSUs; and

  •
  Settlement of performance shares in common stock equal to 100 percent of the executive's outstanding performance shares.

Change in Control Agreements

        The Company maintains Change in Control Agreements that cover each NEO. As set forth in these double-trigger agreements, if there is a change in control and an executive's employment is terminated following a change in control (other than termination by the Company for cause, involuntary termination without good reason, or by reason of death or disability) or if the executive terminates his employment in certain circumstances defined in the agreement which constitute good reason, the Company shall provide each NEO with the following:

  •
  Lump-sum payment of cash severance benefit in an amount equal to three times the sum of an executive's base salary, target annual incentive opportunity under the MIP, and average profit sharing contribution for the previous three years;

  •
  Prorated annual cash incentive;

  •
  An amount equal to the value of the unvested portion of executive's account under the supplemental profit sharing plan;

  •
  Lump-sum payment of cash equal to account balance under the compensation deferral plan; and

  •
  Gross-up tax on any payment that will become subject to any excise tax or similar tax.

        The following tables illustrate the potential incremental payments and benefits based on December 31, 2008 computations that could be received by the NEOs upon a termination or change in control of the Company.

Other Potential Post-Employment Payments

Keyser, Richard L.

Type of Payment	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Involuntary Termination for Cause or Voluntary Termination without Good Reason ($)	Retirement ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination without Cause or with Good Reason ($)

Cash Compensation
Cash Severance (1)	$0	$0	$0	$0	$0	$0	$5,908,392
Management Incentive Program (2)	$0	$0	$0	$0	$0	$0	$93,150
Long-Term Incentives
Stock Options
Unvested and Accelerated Awards (3)	$0	$0	$178,400	$178,400	$178,400	$178,400	$178,400
Restricted Stock Units
Unvested and Accelerated Awards (4)	$0	$0	$0	$0	$0	$0	$0
Performance Shares
Unvested and Accelerated Awards (5)	$0	$0	$1,224,122	$1,224,122	$1,224,122	$1,340,280	$1,340,280
Retirement Benefits
Profit Sharing
Unvested and Accelerated Awards (6)	$0	$0	$0	$0	$0	$0	$0
Deferred Compensation	$0	$0	$0	$0	$0	$0	$0
Benefits
Continuation of Health & Welfare Benefits (7)	$0	$0	$0	$0	$0	$0	$26,701
Life Insurance and Death Benefit Payout (8)	$0	$0	$1,163,592	$6,468,241	$0	$0	$1,268,233
Disability Payments	$0	$0	$0	$0	$0	$0	$0
Perquisites and Tax Payments
Excise Tax & Gross-Up	$0	$0	$0	$0	$0	$0	$0
Outplacement (9)	$0	$0	$0	$0	$0	$0	$135,000
Total	$0	$0	$2,566,114	$7,870,763	$1,402,522	$1,518,680	$8,950,156

(1)
The Company does not maintain any agreements with its named executive officers that guarantee the payment of cash severance upon termination, except in the event of a change in control followed by termination without cause or with good reason.

(2)
Represents incremental value of Management Incentive Program at target under CIC Agreement versus 2008 actual payment.

(3)
Unvested options become immediately exercisable in the event of death, disability, or a change in control.

(4)
Mr. Keyser did not have any unvested RSUs as of December 31, 2008.

(5)
In the event of retirement, death or disability, Mr. Keyser is entitled to receive in settlement of performance shares, a number of shares of common stock, equal to the number of performance shares that vest based upon the Company's average return on invested capital, as of the date of retirement, death or disability, multiplied by the prorated amount of time Mr. Keyser was employed by the Company during the performance period.

(6)
Mr. Keyser did not have any unvested profit sharing amounts as of December 31, 2008.

(7)
The health and welfare benefits value upon a change in control and termination without cause or with good reason is based upon three years of continuation of active health and welfare benefits using the Company's budget/insured rates projected forward throughout the three years using 9% health and 6% dental annual trends as well as a 5% annual discount factor. In addition, Mr. Keyser has accumulated Company subsidy value towards his purchase of retiree medical with the change in value based on the additional three years service credit due to the change in control provision factored into the value calculation as well.

(8)
Upon death, Mr. Keyser's survivors shall receive, for 120 months, 50% of his monthly base salary and target bonus amount, under the Company Executive Death Benefit Plan (EDBP). Amount reflects the present value lump-sum payment amount based upon the December 1, 2007 FAS Discount Rate of 6.10%. Upon retirement, Mr. Keyser has elected to receive a present value cash settlement in lieu of the post-retirement death benefit under the EDBP. The amount in the table is based on a 6% discount rate and assumed mortality of age 80. Upon a change in control, he would receive the present value but based on the Applicable Federal Rate of 5.28%.

(9)
In the event of a change in control followed by termination without cause or with good reason, the Company shall provide Mr. Keyser with standard outplacement services provided that the cost of such services to the Company not exceed 15% of the Executive's annual base salary in effect on the date of termination. The amount above represents the maximum cost to the Company for providing such outplacement services.

Ryan, James T.

Type of Payment	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Involuntary Termination for Cause or Voluntary Termination without Good Reason ($)	Retirement ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination without Cause or with Good Reason ($)

Cash Compensation
Cash Severance (1)	$0	$0	$0	$0	$0	$0	$5,873,840
Management Incentive Program (2)	$0	$0	$0	$0	$0	$0	$218,875
Long-Term Incentives
Stock Options
Unvested and Accelerated Awards (3)	$0	$0	$55,750	$55,750	$55,750	$55,750	$55,750
Restricted Stock Units
Unvested and Accelerated Awards (4)	$0	$0	$0	$4,730,400	$4,730,400	$4,730,400	$4,730,400
Performance Shares
Unvested and Accelerated Awards (5)	$0	$0	$635,122	$635,122	$635,122	$1,576,800	$1,576,800
Retirement Benefits
Profit Sharing
Unvested and Accelerated Awards (6)	$0	$0	$0	$0	$0	$0	$0
Deferred Compensation	$0	$0	$0	$0	$0	$0	$0
Benefits
Continuation of Health & Welfare Benefits (7)	$0	$0	$0	$0	$0	$0	$34,577
Life Insurance and Death Benefit Payout (8)	$0	$0	$455,365	$6,430,415	$0	$0	$547,645
Disability Payments	$0	$0	$0	$0	$0	$0	$0
Perquisites and Tax Payments
Excise Tax & Gross-Up	$0	$0	$0	$0	$0	$0	$4,491,079
Outplacement (9)	$0	$0	$0	$0	$0	$0	$127,500
Total	$0	$0	$1,146,237	$11,851,687	$5,421,272	$6,362,950	$17,656,466

(1)
The Company does not maintain any agreements with its named executive officers that guarantee the payment of cash severance upon termination, except in the event of a change in control followed by termination without cause or with good reason.

(2)
Represents incremental value of Management Incentive Program at target under CIC Agreement versus 2008 actual payment.

(3)
Unvested options become immediately exercisable in the event of death, disability, or a change in control.

(4)
RSUs immediately vest in the event of death, disability, or a change in control.

(5)
In the event of retirement, death or disability, Mr. Ryan is entitled to receive in settlement of performance shares, a number of shares of common stock, equal to the number of performance shares that vest based upon the Company's average return on invested capital, as of the date of retirement, death or disability, multiplied by the prorated amount of time Mr. Ryan was employed by the Company during the performance period.

(6)
Mr. Ryan did not have any unvested profit sharing amounts as of December 31, 2008.

(7)
The health and welfare benefits value upon a change in control and termination without cause or with good reason is based upon three years of continuation of active health and welfare benefits using the Company's budget/insured rates projected forward throughout the three years using 9% health and 6% dental annual trends as well as a 5% annual discount factor.

(8)
Upon death, Mr. Ryan's survivors shall receive, for 120 months, 50% of his monthly base salary and target bonus amount, under the Company Executive Death Benefit Plan (EDBP). Amount reflects the present value lump-sum payment amount based upon the FAS Discount Rate of 6.10%. Upon retirement, Mr. Ryan has elected to receive a present value cash settlement in lieu of the post-retirement death benefit under the EDBP. The amount in the table is based on a 6% discount rate and assumed mortality of age 80. Upon a change in control, he would receive the present value but based on the Applicable Federal Rate of 5.28%.

(9)
In the event of a change in control followed by termination without cause or with good reason, the Company shall provide Mr. Ryan with standard outplacement services provided that the cost of such services to the Company not exceed 15% of the Executive's annual base salary in effect on the date of termination. The amount above represents the maximum cost to the Company for providing such outplacement services.

Loux, P. Ogden

Type of Payment	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Involuntary Termination for Cause or Voluntary Termination without Good Reason ($)	Retirement ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination without Cause or with Good Reason ($)

Cash Compensation
Cash Severance (1)	$0	$0	$0	$0	$0	$0	$3,271,964
Management Incentive Program (2)	$0	$0	$0	$0	$0	$0	$74,086
Long-Term Incentives
Stock Options
Unvested and Accelerated Awards (3)	$0	$0	$33,450	$33,450	$33,450	$33,450	$33,450
Restricted Stock Units
Unvested and Accelerated Awards (4)	$0	$0	$0	$473,040	$473,040	$473,040	$473,040
Performance Shares
Unvested and Accelerated Awards (5)	$0	$0	$362,927	$362,927	$362,927	$630,720	$630,720
Retirement Benefits
Profit Sharing
Unvested and Accelerated Awards (6)	$0	$0	$0	$0	$0	$0	$0
Deferred Compensation	$0	$0	$0	$0	$0	$0	$0
Benefits
Continuation of Health & Welfare Benefits (7)	$0	$0	$0	$0	$0	$0	$7,468
Life Insurance and Death Benefit Payout (8)	$0	$0	$644,377	$3,581,998	$0	$0	$702,325
Disability Payments	$0	$0	$0	$0	$0	$0	$0
Perquisites and Tax Payments
Excise Tax & Gross-Up	$0	$0	$0	$0	$0	$0	$0
Outplacement (9)	$0	$0	$0	$0	$0	$0	$83,556
Total	$0	$0	$1,040,754	$4,451,415	$869,417	$1,137,210	$5,276,609

(1)
The Company does not maintain any agreements with its named executive officers that guarantee the payment of cash severance upon termination, except in the event of a change in control followed by termination without cause or with good reason.

(2)
Represents incremental value of Management Incentive Program at target under CIC Agreement versus 2008 actual payment.

(3)
Unvested options become immediately exercisable in the event of death, disability, or a change in control.

(4)
RSUs immediately vest in the event of death, disability, or a change in control.

(5)
.   In the event of retirement, death or disability, Mr. Loux is entitled to receive in settlement of performance shares, a number of shares of common stock, equal to the number of performance shares that vest based upon the Company's average return on invested capital, as of the date of retirement, death or disability, multiplied by the prorated amount of time Mr. Loux was employed by the Company during the performance period.

(6)
Mr. Loux did not have any unvested profit sharing amounts as of December 31, 2008.

(7)
The health and welfare benefits value upon a change in control and termination without cause or with good reason is based upon three years of continuation of active health and welfare benefits using the Company's budget/insured rates projected forward throughout the three years using 9% health and 6% dental annual trends as well as a 5% annual discount factor. In addition, Mr. Loux has accumulated Company subsidy value towards his purchase of retiree medical with the change in value based on the additional three years service credit due to the change in control provision factored into the value calculation as well.

(8)
Upon death, Mr. Loux's survivors shall receive, for 120 months, 50% of his monthly base salary and target bonus amount, under the Company Executive Death Benefit Plan (EDBP). Amount reflects the present value lump-sum payment amount based upon the FAS Discount Rate of 6.10%. Upon retirement, Mr. Loux has elected to receive a present value cash settlement in lieu of the post-retirement death benefit under the EDBP. The amount in the table is based on a 6% discount rate and assumed mortality of age 80. Upon a change in control, he would receive the present value but based on the Applicable Federal Rate of 5.28%.

(9)
In the event of a change in control followed by termination without cause or with good reason, the Company shall provide Mr. Loux with standard outplacement services provided that the cost of such services to the Company not exceed 15% of the Executive's annual base salary in effect on the date of termination. The amount above represents the maximum cost to the Company for providing such outplacement services.

Jadin, Ronald L.

Type of Payment	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Involuntary Termination for Cause or Voluntary Termination without Good Reason ($)	Retirement ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination without Cause or with Good Reason ($)

Cash Compensation
Cash Severance (1)	$0	$0	$0	$0	$0	$0	$2,584,490
Management Incentive Program (2)	$0	$0	$0	$0	$0	$0	$100,100
Long-Term Incentives
Stock Options
Unvested and Accelerated Awards (3)	$0	$0	$0	$7,805	$7,805	$7,805	$7,805
Restricted Stock Units
Unvested and Accelerated Awards (4)	$0	$0	$0	$2,116,854	$2,116,854	$2,116,854	$2,116,854
Performance Shares
Unvested and Accelerated Awards (5)	$0	$0	$0	$72,586	$72,586	$126,144	$126,144
Retirement Benefits
Profit Sharing
Unvested and Accelerated Awards (6)	$0	$0	$0	$0	$0	$0	$0
Deferred Compensation	$0	$0	$0	$0	$0	$0	$0
Benefits
Continuation of Health & Welfare Benefits (7)	$0	$0	$0	$0	$0	$0	$34,145
Life Insurance and Death Benefit Payout (8)	$0	$0	$0	$2,829,383	$0	$0	$0
Disability Payments	$0	$0	$0	$0	$0	$0	$0
Perquisites and Tax Payments
Excise Tax & Gross-Up	$0	$0	$0	$0	$0	$0	$1,736,804
Outplacement (9)	$0	$0	$0	$0	$0	$0	$66,000
Total	$0	$0	$0	$5,026,628	$2,197,245	$2,250,803	$6,772,342

(1)
The Company does not maintain any agreements with its named executive officers that guarantee the payment of cash severance upon termination, except in the event of a change in control followed by termination without cause or with good reason.

(2)
Represents incremental value of Management Incentive Program at target under CIC Agreement versus 2008 actual payment.

(3)
Unvested options become immediately exercisable in the event of death, disability, or a change in control.

(4)
RSUs immediately vest in the event of death, disability, or a change in control.

(5)
In the event of retirement, death or disability, Mr. Jadin is entitled to receive in settlement of performance shares, a number of shares of common stock, equal to the number of performance shares that vest based upon the Company's average return on invested capital, as of the date of retirement, death or disability, multiplied by the prorated amount of time Mr. Jadin was employed by the Company during the performance period.

(6)
Mr. Jadin did not have any unvested profit sharing amounts as of December 31, 2008.

(7)
The health and welfare benefits value upon a change in control and termination without cause or with good reason is based upon three years of continuation of active health and welfare benefits using the Company's budget/insured rates projected forward throughout the three years using 9% health and 6% dental annual trends as well as a 5% annual discount factor.

(8)
Upon death, Mr. Jadin's survivors shall receive, for 120 months, 50% of his monthly base salary and target bonus amount, under the Company Executive Death Benefit Plan (EDBP). Amount reflects the present value lump-sum payment amount based upon the FAS Discount Rate of 6.10%. Upon retirement, Mr. Jadin has elected to receive a present value cash settlement in lieu of the post-retirement death benefit under the EDBP. The amount in the table is based on a 6% discount rate and assumed mortality of age 80. Upon a change in control, he would receive the present value but based on the Applicable Federal Rate of 5.28%.

(9)
In the event of a change in control followed by termination without cause or with good reason, the Company shall provide Mr. Jadin with standard outplacement services provided that the cost of such services to the Company not exceed 15% of the Executive's annual base salary in effect on the date of termination. The amount above represents the maximum cost to the Company for providing such outplacement services.

(10)
Mr. Jadin is not eligible for retirement under the Company's retirement plan as of December 31, 2008.

Chen, Y.C.

Type of Payment	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Involuntary Termination for Cause or Voluntary Termination without Good Reason ($)	Retirement ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination without Cause or with Good Reason ($)

Cash Compensation
Cash Severance (1)	$0	$0	$0	$0	$0	$0	$2,848,837
Management Incentive Program (2)	$0	$0	$0	$0	$0	$0	$64,506
Long-Term Incentives
Stock Options
Unvested and Accelerated Awards (3)	$0	$0	$17,840	$17,840	$17,840	$17,840	$17,840
Restricted Stock Units
Unvested and Accelerated Awards (4)	$0	$0	$0	$1,576,800	$1,576,800	$1,576,800	$1,576,800
Performance Shares
Unvested and Accelerated Awards (5)	$0	$0	$218,912	$218,912	$218,912	$473,040	$473,040
Retirement Benefits
Profit Sharing
Unvested and Accelerated Awards (6)	$0	$0	$0	$0	$0	$0	$0
Deferred Compensation	$0	$0	$0	$0	$0	$0	$0
Benefits
Continuation of Health & Welfare Benefits (7)	$0	$0	$0	$0	$0	$0	$99,058
Life Insurance and Death Benefit Payout (8)	$0	$0	$419,247	$3,118,778	$0	$0	$0
Disability Payments	$0	$0	$0	$0	$0	$0	$0
Perquisites and Tax Payments
Excise Tax & Gross-Up	$0	$0	$0	$0	$0	$0	$1,594,112
Outplacement (9)	$0	$0	$0	$0	$0	$0	$72,751
Total	$0	$0	$655,999	$4,932,330	$1,813,552	$2,067,680	$7,218,165

(1)
The Company does not maintain any agreements with its named executive officers that guarantee the payment of cash severance upon termination, except in the event of a change in control followed by termination without cause or with good reason.

(2)
Represents incremental value of Management Incentive Program at target under CIC Agreement versus 2008 actual payment.

(3)
Unvested options become immediately exercisable in the event of death, disability, or a change in control.

(4)
RSUs immediately vest in the event of death, disability, or a change in control.

(5)
In the event of retirement, death or disability, Mr. Chen is entitled to receive in settlement of performance shares, a number of shares of common stock, equal to the number of performance shares that vest based upon the Company's average return on invested capital, as of the date of retirement, death or disability, multiplied by the prorated amount of time Mr. Chen was employed by the Company during the performance period.

(6)
Mr. Chen did not have any unvested profit sharing amounts as of December 31, 2008.

(7)
The health and welfare benefits value upon a change in control and termination without cause or with good reason is based upon three years of continuation of active health and welfare benefits using the Company's budget/insured rates projected forward throughout the three years using 9% health and 6% dental annual trends as well as a 5% annual discount factor.

(8)
Upon death, Mr. Chen's survivors shall receive, for 120 months, 50% of his monthly base salary and target bonus amount, under the Company Executive Death Benefit Plan (EDBP). Amount reflects the present value lump-sum payment amount based upon the FAS Discount Rate of 6.10%. Upon retirement, Mr. Chen has elected to receive a present value cash settlement in lieu of the post-retirement death benefit under the EDBP. The amount in the table is based on a 6% discount rate and assumed mortality of age 80. Upon a change in control, he would receive the present value but based on the Applicable Federal Rate of 5.28%.

(9)
In the event of a change in control followed by termination without cause or with good reason, the Company shall provide Mr. Chen with standard outplacement services provided that the cost of such services to the Company not exceed 15% of the Executive's annual base salary in effect on the date of termination. The amount above represents the maximum cost to the Company for providing such outplacement services.

Howard, John L.

Type of Payment	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Involuntary Termination for Cause or Voluntary Termination without Good Reason ($)	Retirement ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination without Cause or with Good Reason ($)

Cash Compensation
Cash Severance (1)	$0	$0	$0	$0	$0	$0	$2,936,944
Management Incentive Program (2)	$0	$0	$0	$0	$0	$0	$117,101
Long-Term Incentives
Stock Options
Unvested and Accelerated Awards (3)	$0	$0	$0	$22,300	$22,300	$22,300	$22,300
Restricted Stock Units
Unvested and Accelerated Awards (4)	$0	$0	$0	$2,156,274	$2,156,274	$2,156,274	$2,156,274
Performance Shares
Unvested and Accelerated Awards (5)	$0	$0	$0	$181,463	$181,463	$315,360	$315,360
Retirement Benefits
Profit Sharing
Unvested and Accelerated Awards (6)	$0	$0	$0	$0	$0	$0	$0
Deferred Compensation	$0	$0	$0	$0	$0	$0	$0
Benefits
Continuation of Health & Welfare Benefits (7)	$0	$0	$0	$0	$0	$0	$34,253
Life Insurance and Death Benefit Payout (8)	$0	$0	$0	$3,215,234	$0	$0	$0
Disability Payments	$0	$0	$0	$0	$0	$0	$0
Perquisites and Tax Payments
Excise Tax & Gross-Up	$0	$0	$0	$0	$0	$0	$1,634,336
Outplacement (9)	$0	$0	$0	$0	$0	$0	$75,001
Total	$0	$0	$0	$5,575,271	$2,360,037	$2,493,934	$7,291,568

(1)
The Company does not maintain any agreements with its named executive officers that guarantee the payment of cash severance upon termination, except in the event of a change in control followed by termination without cause or with good reason.

(2)
Represents incremental value of Management Incentive Program at target under CIC Agreement versus 2008 actual payment.

(3)
Unvested options become immediately exercisable in the event of death, disability, or a change in control.

(4)
RSUs immediately vest in the event of death, disability, or a change in control.

(5)
In the event of retirement, death or disability, Mr. Howard is entitled to receive in settlement of performance shares, a number of shares of common stock, equal to the number of performance shares that vest based upon the Company's average return on invested capital, as of the date of retirement, death or disability, multiplied by the prorated amount of time Mr. Howard was employed by the Company during the performance period.

(6)
Mr. Howard did not have any unvested profit sharing amounts as of December 31, 2008.

(7)
The health and welfare benefits value upon a change in control and termination without cause or with good reason is based upon three years of continuation of active health and welfare benefits using the Company's budget/insured rates projected forward throughout the three years using 9% health and 6% dental annual trends as well as a 5% annual discount factor.

(8)
Upon death, Mr. Howard's survivors shall receive, for 120 months, 50% of his monthly base salary and target bonus amount, under the Company Death Benefit Plan. Amount reflects the present value lump-sum payment amount based upon the FAS Discount Rate of 6.10%.

(9)
In the event of a change in control followed by termination without cause or with good reason, the Company shall provide Mr. Howard with standard outplacement services provided that the cost of such services to the Company not exceed 15% of the Executive's annual base salary in effect on the date of termination. The amount above represents the maximum cost to the Company for providing such outplacement services.

(10)
Mr. Howard is not eligible for retirement under the Company's retirement plan as of December 31, 2008.

Loizzo, Lary J.

Type of Payment	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Involuntary Termination for Cause or Voluntary Termination without Good Reason ($)	Retirement ($)	Death ($)	Disability ($)	Change In Control Only ($)	Change In Control and Termination without Cause or with Good Reason ($)

Cash Compensation
Cash Severance (1)	$0	$0	$0	$0	$0	$0	$1,370,332
Management Incentive Program (2)	$0	$0	$0	$0	$0	$0	$83,782
Long-Term Incentives
Stock Options
Unvested and Accelerated Awards (3)	$0	$0	$0	$22,300	$22,300	$22,300	$22,300
Restricted Stock Units
Unvested and Accelerated Awards (4)	$0	$0	$0	$1,143,180	$1,143,180	$1,143,180	$1,143,180
Performance Shares
Unvested and Accelerated Awards (5)	$0	$0	$0	$181,463	$181,463	$315,360	$315,360
Retirement Benefits
Profit Sharing
Unvested and Accelerated Awards (6)	$0	$0	$0	$0	$0	$0	$0
Deferred Compensation	$0	$0	$0	$0	$0	$0	$0
Benefits
Continuation of Health & Welfare Benefits (7)	$0	$0	$0	$0	$0	$0	$197,841
Life Insurance and Death Benefit Payout (8)	$0	$0	$0	$2,250,267	$0	$0	$236,066
Disability Payments	$0	$0	$0	$0	$0	$0	$0
Perquisites and Tax Payments
Excise Tax & Gross-Up	$0	$0	$0	$0	$0	$0	$1,043,473
Outplacement (9)	$0	$0	$0	$0	$0	$0	$59,490
Total	$0	$0	$0	$3,597,210	$1,346,943	$1,480,840	$4,471,824

(1)
The Company does not maintain any agreements with its named executive officers that guarantee the payment of cash severance upon termination, except in the event of a change in control followed by termination without cause or with good reason.

(2)
Represents incremental value of Management Incentive Program at target under CIC Agreement versus 2008 actual payment.

(3)
Unvested options become immediately exercisable in the event of death, disability, or a change in control.

(4)
RSUs immediately vest in the event of death, disability, or a change in control.

(5)
In the event of retirement, death or disability, Mr. Loizzo is entitled to receive in settlement of performance shares, a number of shares of common stock, equal to the number of performance shares that vest based upon the Company's average return on invested capital, as of the date of retirement, death or disability, multiplied by the prorated amount of time Mr. Loizzo was employed by the Company during the performance period.

(6)
Mr. Loizzo did not have any unvested profit sharing amounts as of December 31, 2008.

(7)
The health and welfare benefits value upon a change in control and termination without cause or with good reason is based upon three years of continuation of active health and welfare benefits using the Company's budget/insured rates projected forward throughout the three years using 9% health and 6% dental annual trends as well as a 5% annual discount factor.

(8)
Upon death, Mr. Loizzo's survivors shall receive, for 120 months, 50% of his monthly base salary and target bonus amount, under the Company Executive Death Benefit Plan (EDBP). Amount reflects the present value lump-sum payment amount based upon the FAS Discount Rate of 6.10%. Upon retirement, Mr. Loizzo has elected to receive a present value cash settlement in lieu of the post-retirement death benefit under the EDBP. The amount in the table is based on a 6% discount rate and assumed mortality of age 80. Upon a change in control, he would receive the present value but based on the Applicable Federal Rate of 5.28%.

(9)
In the event of a change in control followed by termination without cause or with good reason, the Company shall provide Mr. Loizzo with standard outplacement services provided that the cost of such services to the Company not exceed 15% of the Executive's annual base salary in effect on the date of termination. The amount above represents the maximum cost to the Company for providing such outplacement services.

(10)
Mr. Loizzo is not eligible for retirement under the Company's retirement plan as of December 31, 2008.

EQUITY COMPENSATION PLANS

        This table contains information as of December 31, 2008 about Grainger's equity compensation plans, all of which have been approved by Grainger's shareholders.

	Number of common shares to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights		Number of common shares available for future issuance under equity compensation plans (excluding common shares reflected in the first column)
Equity compensation plans approved by shareholders	8,250,160	(1)	$62.95	(2)	2,548,950	(3)
Equity compensation plans not approved by shareholders	-0-		N/A		-0-

Total	8,250,160		$62.95		2,548,950

(1)
Includes an aggregate of 1,647,916 restricted stock units and an aggregate of 93,221 deferred stock units that are to be settled by the issuance of shares of common stock on a 1 for 1 basis. Additionally, includes 38,360 and 79,536 performance shares which will vest at the end of fiscal 2010 and 2009, respectively, only if the average ROIC performance over the three-year period from 2008 through 2010 and 2007 through 2009, respectively, is greater than or equal to 18%. In addition, includes 37,260 performance shares which vested at the end of fiscal 2008 and are expected to settle in 2009.

(2)
Weighted-average exercise price of outstanding options; excludes restricted stock units, deferred stock units and performance shares.

(3)
Represents shares of common stock authorized for issuance under the 2005 Incentive Plan (the "2005 Plan") in connection with awards of stock options, stock appreciation rights, stock units, shares of common stock, restricted shares of common stock and other stock-based awards. Under the 2005 Plan, shares issued pursuant to "Full Value Awards" (awards other than stock options or stock appreciation rights which are settled by the issuance of shares, e.g., restricted stock, restricted stock units, or other stock based awards) count against the 2005 Plan's share authorization at a rate of 2.36 to 1, while shares issued as stock options or stock appreciation rights count against the share authorization at a rate of 1 to 1.

 TRANSACTIONS WITH RELATED PERSONS

        Grainger's Business Conduct Guidelines require that conflicts of interest in any form be avoided. The Board has adopted written policies and procedures, to be applied by the Board Affairs and Nominating Committee, for the review, approval or ratification of any transactions with related persons. Those policies and procedures apply to any proposed transaction in which Grainger is a participant, the amount involved exceeds $120,000, and any director, executive officer or significant shareholder or any immediate family member of such a person has a direct or material indirect interest. The policy requires that any such proposed transaction be reviewed by the Board Affairs and Nominating Committee to determine, among other things, the benefits of the transaction to Grainger, the availability of other sources of comparable products or services, and whether the terms of the proposed transaction are comparable to those provided to unrelated third parties.

        David W. Grainger, who is the beneficial owner of approximately 9.1% of the Company's outstanding common stock, is a non-executive officer of the Company. As compensation for his services as an officer, Mr. Grainger receives an annual salary of $120,000, perquisites and benefits comparable to those received by other officers, and the ability to use Company aircraft for personal travel, subject to the requirement that he fully reimburse the Company for such use.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITOR

        The Audit Committee of the Board of Directors has approved, subject to shareholder ratification at the meeting, the appointment of Ernst & Young LLP as Grainger's independent auditor for the year ending December 31, 2009. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions of shareholders and to make any desired statements.

        The Board recommends a vote FOR the proposal to ratify the appointment of independent auditor.

        Approval of the proposal requires the affirmative votes of a majority of the shares of Grainger common stock represented in person or by proxy at the meeting and entitled to vote. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not affect the outcome of the vote. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint another independent auditor for the next year.

Appendix A

 W.W. GRAINGER, INC.

Categorical Standards for Director Independence

        Business Transactions.    A director's independence will not be deemed to be impaired by reason of his or her service as an executive officer of another company that does business with Grainger if in each of the three most recent fiscal years the other company's annual sales to Grainger are less than one percent (1%) of that company's consolidated gross revenues and if in each of the three most recent fiscal years Grainger's sales to the other company are less than one percent (1%) of that company's consolidated gross revenues.

        Tax-Exempt Contributions.    A director's independence will not be deemed to be impaired by reason of his or her service as an officer, director or trustee of a tax-exempt organization that receives contributions from Grainger if Grainger's contributions to the organization are less than one percent (1%) of the organization's total annual contributions.

A-1

002CS-17891

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - W.W. Grainger, Inc.

100 Grainger Parkway, Lake Forest, Illinois 60045-5201

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proxy for Annual Meeting of Shareholders, April 29, 2009

The undersigned hereby appoints Richard L. Keyser, James T. Ryan and Ronald L. Jadin, and each of them, proxies of the undersigned with full power of substitution to represent the undersigned and to vote all of the shares of the Common Stock of W.W. Grainger, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of W.W. Grainger, Inc. to be held on April 29, 2009 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present and voting thereat.

A majority of said proxies or substitutes who shall be present at the meeting may exercise all powers hereunder. All proxies will be voted as specified. If no specification is made, the proxy will be voted FOR items 1 and 2. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.

(Continued and to be voted, signed and dated on reverse side.)

000004

MR A SAMPLE

DESIGNATION (IF ANY)

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000000000.000000 ext	000000000.000000 ext
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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 29, 2009.

Vote by Internet

•                  Log on to the Internet and go to www.investorvote.com/gww

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

MANAGEMENT RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.

1.	Election of Directors:	For	Withhold

	01 - Brian P. Anderson	☐	☐

	02 - Wilbur H. Gantz	☐	☐

	03 - V. Ann Hailey	☐	☐

	04 - William K. Hall	☐	☐

	05 - Richard L. Keyser	☐	☐

	06 - Stuart L. Levenick	☐	☐

	07 - John W. McCarter, Jr.	☐	☐

	08 - Neil S. Novich	☐	☐

	09 - Michael J. Roberts	☐	☐

	10 - Gary L. Rogers	☐	☐

	11 - James T. Ryan	☐	☐

	12 - James D. Slavik	☐	☐

	13 - Harold B. Smith	☐	☐

		For	Against	Abstain

2.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditor for the year ending December 31, 2009.	☐	☐	☐

3.	In their discretion upon such other matters as may properly come before the meeting.

Change of Address — Please print your new address below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting. ☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. If signing in a fiduciary or representative capacity, give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
		C 1234567890	J N T	140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
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MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#>	010KAB

This material is being sent to you by reason of your participation in one or more of the following plans available to eligible employees of W.W. Grainger, Inc. and/or its subsidiaries:

W.W. Grainger, Inc. Employees’ Profit Sharing Plan
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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and 10K are available at www.proxyvote.com.

GRAIN2

COMMON PROXY	W.W. GRAINGER, INC.	COMMON PROXY

100 Grainger Parkway, Lake Forest, Illinois 60045-5201

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proxy for Annual Meeting of Shareholders, April 29, 2009

The undersigned hereby appoints Richard L. Keyser, James T. Ryan, and Ronald L. Jadin, and each of them, proxies of the undersigned with full power of substitution to represent the undersigned and to vote all of the shares of the Common Stock of W.W. Grainger, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of W.W. Grainger, Inc. to be held on April 29, 2009 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present and voting thereat.

A majority of said proxies or substitutes who shall be present at the meeting may exercise all powers hereunder. All proxies will be voted as specified. If no specification is made, the proxy will be voted FOR items 1 and 2. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.

Address Changes/Comments:

(If you noted any address changes or comments above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE VOTED, SIGNED, AND DATED ON REVERSE SIDE	SEE REVERSE SIDE

ATTN: JANET SCHOLZ
100 GRAINGER PARKWAY
LAKE FOREST, IL 60045

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by W.W. Grainger, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to W.W. Grainger, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GRAIN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

W. W. GRAINGER, INC.	For	Withhold	For All
	All	All	Except
MANAGEMENT RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.

Vote On Directors	☐	☐	☐

1.	Election of Directors.

Nominees:

	01)	Brian P. Anderson
	02)	Wilbur H. Gantz
	03)	V. Ann Hailey
	04)	William K. Hall
	05)	Richard L. Keyser
	06)	Stuart L. Levenick
	07)	John W. McCarter, Jr.
	08)	Neil S. Novich
	09)	Michael J. Roberts
	10)	Gary L. Rogers
	11)	James T. Ryan
	12)	James D. Slavik
	13)	Harold B. Smith

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposal		For	Against	Abstain

2.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditor for the year ending December 31, 2009.	☐	☐	☐

3.	In their discretion upon such other matters as may properly come before the meeting.

Please sign exactly as your name or names appear(s) hereon. Joint owners should each sign personally. If signing in a fiduciary or representative capacity, give full title as such.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date